Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 28, 2025, by and between Profusa, Inc., a Delaware corporation (together with its successors and, if permitted, assigns, the “Company”), and Ascent Partners Fund LLC, a Delaware limited liability company, together with any successor and, if permitted, assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (together with the Regulations promulgated thereunder, the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company for cash and other valuable consideration, the Purchased Securities as defined and described more fully in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

1.1	Definitions. When used in this Agreement, the following terms have the following meaning:

“Advance Notice” means the notices issued hereunder by the Company to the Purchaser, in the form attached hereto as Exhibit A with such changes satisfactory to the Purchaser.

“Affiliate” means each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purpose of this definition, “control” and related words are used as such terms are used in and construed under Rule 405 under the Securities Act. Notwithstanding the foregoing, the Purchaser and its Subsidiaries, on the one hand, and the Company Group Members and their Subsidiaries, on the other hand, shall not be considered “Affiliates” of each other.

“AML/CTF Regulation” has the meaning specified in Section 3.1(hh).

“Attribution Parties” has the meaning specified in Section 2.1(d).

“Average Purchase Price” means, as of any date, the average Purchase Price per share for the Transaction Securities obtained by dividing (i) the aggregate Purchase Price for all Purchased Securities purchased hereunder on or before such date by (ii) the aggregate number of shares of Transaction Securities issued hereunder on or before such date, and rounding the result to the nearest tenth of a cent.

“Beneficial Ownership Limitation” has the meaning specified in Section 2.1(d).

“Black Out Period” has the meaning specified in the Registration Rights Agreement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

“Capital Stock” means all shares, participation or other equivalent (however designated) of capital stock (whether denominated as common stock or preferred stock), and all other equity interests, including all beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Change of Control” means the occurrence of any of the following: (a) any Person or group of Persons (within the meaning of the Exchange Act) shall have acquired legal or beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of (i) 50% prior to any initial public offering of the Common Stock and (ii) 20% thereafter or more of the issued and outstanding Voting Stock of any Company Group Member or any Subsidiary of any Company Group Member (whether on an as converted, fully diluted basis or without taking into account any potential conversion or dilution of Stock Equivalents), other than by acquiring such Common Stock directly in an offering made to the general public, (b) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (c) the Company shall cease to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of the other Company Group Members and their Subsidiaries.

“Closing Bid Price” and “Closing Sale Price” means, for any Security as of any date:

(i) the last closing bid price and last closing trade price, respectively, for such Security on the Principal Trading Market for such Security, as reported by Bloomberg; or

(ii) if such Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be), then the last bid price or last trade price, respectively, of such Security prior to 4:00:00 p.m., New York time, as reported by Bloomberg; or

(iii) if such Security no longer trades on its Principal Trading Market, then the last closing bid price or last trade price, respectively, of such Security on the principal Trading Market where such Security is listed or traded as reported by Bloomberg; or

(iv) if such Security no longer trades on a Trading Market, the last closing bid price or last trade price, respectively, of such Security in the over-the-counter market on the electronic bulletin board for such Security as reported by Bloomberg; or

(v) if no closing bid price or last trade price, respectively, is reported for such Security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such Security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or

(vi) if the “Closing Bid Price” or the “Closing Sale Price” cannot be calculated for a Security on a particular date based on the foregoing, the “Closing Bid Price” and the “Closing Sale Price” of such Security on such date shall be the fair market value as mutually determined by the Company and the Purchaser; or

(vii) if the Company and the Purchaser are unable to agree upon the fair market value of such Security, then such dispute shall be resolved, and such fair market value (and therefore the “Closing Bid Price” and “Closing Sale Price”) shall be determined, in accordance with the procedures set forth in Section 5.6.

All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Closing Condition” has the meaning specified in Section 2.3(b).

“Closing Dates” has the meaning specified in Section 2.1(b).

“Closing Price” means, as of any date, 97% of the lowest VWAP of the Common Stock during the Valuation Period.

“Closings” has the meaning specified in Section 2.1(b).

“Closing Statement” has the meaning specified in Section 2.2(a).

“Common Stock” means the common stock of the Company, par value $0.0001 per share, any Capital Stock into which such shares of common stock shall have been changed, and any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of any Company Group Member or any Subsidiary of any Company Group Member which would entitle the holder thereof to acquire at any time Common Stock, including whether or not presently convertible, exchangeable or exercisable, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to purchase, subscribe or otherwise receive, Common Stock.

“Company Covered Person” has the meaning specified in Section 3.1(ii).

“Company Group Member” means each of the Company and its Subsidiaries.

“Consents” means any approval, consent, authorization, notice to, or any other action by, any Person other than any Governmental Authority.

“Contractual Obligation” means, with respect to any Person, any provision of any security or similar instrument issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (other than a Transaction Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement. For purposes of this definition, cryptocurrencies shall be considered currencies.

“Daily Traded Value” means, on any Trading Day, the product of (a) the daily trading volume of the Common Stock on the Principal Trading Market during regular trading hours, as reported by Bloomberg, L.P., and (b) the VWAP of the Common Stock for that Trading Day.

“Derivative” means any Interest Rate Agreement, Currency Agreement, futures or forward contract, spot transaction, commodity swap, purchase or option agreement, other commodity price hedging arrangement, cap, floor or collar transaction, any credit default or total return swap, any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable, including interest rates, currency values, insurance, catastrophic losses, climatic or geological conditions or the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

“Discontinuation Event” has the meaning specified in the Registration Rights Agreement.

“Dispute Submission Deadline” has the meaning specified in Section 5.6.

“Disqualification Event” has the meaning specified in Section 3.1(ii).

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“DWAC Shares” mean shares of Common Stock issued pursuant to this Agreement that are (a) issued in electronic form, (b) freely tradable and transferable, without restrictive legend, without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (c) timely credited by the Company to the Purchaser’s or its designee’s specified Deposit/Withdrawal at Custodian Account (DWAC) with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Effective Date” has the meaning specified in Section 2.1(a).

“Equity Line of Credit” means any transaction involving a Contractual Obligation of any Person with a counterparty whereby such Person has an option to Sell its Securities to such counterparty over an agreed period of time and at future determined price or price formula, other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions and other than in connection with fixed-price rights public offerings and similar transactions.

“Evaluation Date” has the meaning specified in Section 3.1(o).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Cap” means, as of any date, the aggregate number of shares of Common Stock that the Company may sell hereunder to the Purchaser on such date without breaching the Regulations of the Principal Trading Market for the Common Stock, which, if the Principal Trading Market for the Common Stock is on Nasdaq or the NYSE, shall not be higher than 19.9% of the number of issued and outstanding shares of Common Stock as of such date, calculated in accordance with the Regulations of such Principal Trading Market.

“Exchange Transaction” has the meaning specified in Section 4.6(a).

“Floor Price” means the price per share of Common Stock equal to the product obtained by multiplying (x) twenty (20%) percent, by (y) the Official Closing Price on July 25, 2025; provided, that, such amount shall be lowered (if applicable) to reflect any reduction in the price per share of Common Stock caused by any reorganization, recapitalization, non-cash dividend, share split or other similar transaction.

“Fundamental Transaction” means any of the following transactions, whether effected directly or indirectly or through on or a series of related transactions: (i) any merger or consolidation of the Company, (ii) any merger or consolidation of any other Company Group Member with or into another Person that is not a Company Group Member; (iii) any Sale or license of any right, title or interest in the assets of any Company Group Member, other than to a Company Group Member and other than transactions in the ordinary course of business and transactions that, individually or in the aggregate, affect less than 10% of the market value of the consolidated assets of the Company Group Members, (iv) the completion of any purchase offer, tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock Sell, tender or exchange their shares for other Securities, cash or property, and (v) any other corporate reorganization, Securities purchase or other business combination involving the Company or, if all surviving entities are not a Company Group Member, any other Company Group Member, including any spin-off or scheme of arrangement of any Company Group Member, any reorganization, recapitalization or reclassification of the Common Stock, any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other Securities, cash or other assets.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied consistently throughout the periods referenced and consistently with (a) the principles and standards set forth in the opinions and pronouncements of the Financial Accounting Standards Board or any successor entity, (b) to the extent consistent with such principles, generally accepted industry practices and (c) to the extent consistent with such principles and practices, the past practices of the Company as reflected in its financial statements disclosed in SEC Reports filed prior to the date hereof.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body, arbitrator, Trading Market or other exchange, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the holder of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

“Indebtedness” means, with respect to any Person, without duplication, the following: (a) all indebtedness of such Person for borrowed money, (b) all merchant cash advances and similar arrangements and all other obligations of such Person to repay an advance, whether using receipts from sales of inventory, share of profits, Securities, or otherwise, (c) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities incurred in respect of property or services purchased in the ordinary course of business (provided, that such accounts payable and accrued liabilities are not overdue by more than 180 days), (d) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments, (e) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person as lessee under Capital Leases, (g) all reimbursements and all other obligations of such Person with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation, performance or other similar bonds, (h) all obligations of such Person secured by Liens on the assets of such Person, (i) all Guaranty Obligations of such Person, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock, Stock Equivalent (valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends) or any warrants, rights or options to acquire such Capital Stock, (k) after taking into account the effect of any legally-enforceable netting Contractual Obligation of such Person, all payments that would be required to be made in respect of any Derivative in the event of a termination (including an early termination) on the date of determination and (l) all obligations of another Person of the type described in clauses (a) through (k) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on the assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

“Intellectual Property Rights” means, collectively, all copyrights, patents, trademarks, service marks, trade names, internet domain names, and all applications for any of the foregoing or for any renewal thereof, together with: (i) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (ii) all licenses or user or other agreements granted with respect to any of the foregoing, in each case whether now or hereafter owned or used; (iii) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (iv) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (v) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (vi) all applications for any of the foregoing and (vii) all causes of action, claims and warranties, in each case, now or hereafter owned or acquired in respect of any item listed above.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Legend Removal Date” has the meaning specified in Section 4.1(c).

“Liabilities” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Group Member from time to time to the Purchaser or any other Purchaser Party, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, accrued or not, mature or not, secured or unsecured, now existing or hereafter arising and however created, acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money and whether arising under Contractual Obligations, Regulations or otherwise, including, without duplication, (i) all amounts, fees, interest (including any prepayment premium), commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities, reimbursement of amounts paid and other sums chargeable to the Company under this Agreement or any other Transaction Document (including attorneys’ fees) or otherwise arising under any Transaction Document and (ii) all interest on any item otherwise qualifying as a “Liability” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such Proceeding.

“License Agreement” has the meaning specified in Section 3.1(m).

“Lien” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, right of first refusal, preemptive right, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Lock-Up Agreements” means each Lock-Up Agreement between a director or officer of the Company and the Purchaser required to be delivered pursuant to Section 2.1 of this Agreement, for the benefit of the Purchaser, and in the form attached hereto as Exhibit C with such changes satisfactory to the Purchaser.

“Losses” means all liabilities, rights, demands, covenants, duties, obligations (including indebtedness, receivables and other contractual obligations), claims, damages, Proceedings and causes of actions, settlements, judgments, damages, losses (including reductions in yield), debts, responsibilities, fines, penalties, sanctions, commissions and interest, disbursements, Taxes, interest, charges, costs, fees and expenses (including fees, charges, and disbursements of financial, legal and other advisors, consultants and professionals and, if applicable, any value-added and other taxes and charges thereon), in each case of any kind or nature, whether joint or several, whether now existing or hereafter arising and however acquired and whether or not known, asserted, direct, contingent, liquidated, due, consequential, actual, punitive or treble.

“Material Adverse Effect” means material adverse effect on, or change in, (a) the legality, validity or enforceability of any portion of any Transaction Document or any transaction contemplated therein, (b) the operations, assets, business, prospects or condition (financial or otherwise) of any Company Group Member or (c) the ability of any Company Group Member to perform on a timely basis its obligations under any Transaction Document for any reason whatsoever, whether foreseen or unforeseen, including due to pandemic, acts of a Governmental Authority, interruption of transportation systems, strikes, terrorist activities, interruptions of supply chains or acts of God.

“Maximum Aggregate Purchase Price” means $100,000,000.

“Maximum Closing Purchase Price” means, for any Closing, the lower of (a) $5,000,000 and (b) 100% of the average Daily Traded Value of the Common Stock on the five (5) Trading Days immediately preceding such Closing Date. Except as agreed by the Purchaser in its sole discretion, the Dollar amount set forth in this definition shall be lowered (but not raised), if applicable, to reflect the consummation of any reorganization, recapitalization, non-cash dividend, share split and other similar transaction.

“Maximum Rate” has the meaning specified in Section 5.13.

“Minimum Price” means the lower (a) the Official Closing Price on the Trading Day immediately preceding the Effective Date and (ii) the average Official Closing Price for the five (5) Trading Days immediately preceding the Effective Date.

“OFAC” has the meaning specified in Section 3.1(dd).

“Official Closing Price” means the closing price used by the Regulations of the Principal Trading Market in their calculations for purposes of the Regulations requiring shareholder approval of issuances that equal or exceed 20% which, (a) if such Principal Trading Market is one of the Nasdaq markets, shall be the Nasdaq Official Closing Price (as reflected on nasdaq.com) for a share of Common Stock and (b) if such Principal Trading Market is one of the NYSE markets, shall be the official closing price for a share of Common Stock as reported on the consolidated tape.

“Permit” means, with respect to any Person, any permit, filing, notice, license, approval, variance, exception, permission, concession, grant, franchise, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other Contractual Obligation or arrangement with, or authorization by, to or under the authority of, any Governmental Authority or pursuant to any Regulation, or any other action by any Governmental Authority in each case whether or not having the force of law and affecting or applicable to or binding upon such Person, its Contractual Obligations or arrangements or other liabilities or any of its property or to which such Person, its Contractual Obligations or any of its property is or is purported to be subject.

“Person” means an individual, partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof or other entity of any kind.

“Principal Trading Market” for any Security, means the principal Trading Market for such Security, as listed in the applicable offering documents for such Security. The “Principal Trading Market” for the Common Stock is the Nasdaq Capital Market.

“Proceeding” against a Person means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against, affecting or purporting to affect such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“Prospectus” has the meaning specified in the Registration Rights Agreement.

“Prospectus Supplement” means any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including any prospectus supplement to be filed in accordance with this Agreement.

“Public Information Failure” has the meaning specified in Section 4.8(b).

“Public Information Failure Payments” has the meaning specified in Section 4.8(b).

“Purchase Price” means the gross amount to be paid by the Purchaser for any Purchased Securities purchased hereunder.

“Purchaser Party” has the meaning specified in Section 4.14.

“Purchased Securities” has the meaning specified in Section 2.1(b).

“Required Dispute Documentation” has the meaning specified in Section 5.6.

Registration Rights Agreement” means that certain Registration Rights Agreement required to be delivered pursuant to Section 2.1 of this Agreement, in the form attached hereto as Exhibit B with such changes satisfactory to the Purchaser.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Regulation” means, all international, federal, state, provincial and local laws (whether civil or common law or rule of equity and whether U.S. or non- U.S.), treaties, constitutions, statutes, codes, tariffs, rules, guidelines, regulations, writs, injunctions, orders, judgments, awards, decrees, rulings, ordinances and administrative or judicial precedents or authorities, including, in each case whether or not having the force of law, the interpretation or administration thereof by any Governmental Authority, all policies, recommendations, directives, requirements, determinations, guidance and requests of any Governmental Authority and all administrative orders, directed duties and stipulations entered by or with a Governmental Authority.

“Related Parties” of any Person means (i) such Person, (ii) each Affiliate of such Person, (iii) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Capital Stock having ordinary voting power in the election of directors of such Person or such Affiliate, (iv) each of such Person’s or such Affiliate’s officers, managers, directors, joint venture partners, partners and employees (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title or classification as a contractor under employment Regulations), (v) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of any of the foregoing, (vi) any trust or beneficiary of a trust, of which any of the foregoing are the sole trustees, that is established in whole or in part by any of the foregoing, or that is for the benefit of any of the foregoing. Notwithstanding the foregoing, the Purchaser and its Subsidiaries, on the one hand, and the Company Group Members and their Subsidiaries, on the other hand, shall not be considered “Related Parties” of each other.

“Required Filings” means (a) any filing with any Governmental Authority required pursuant to Section 4.8 or 4.9 or the Registration Rights Agreement and (b) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Transaction Securities and the listing of the Transaction Securities for trading thereon in the time and manner required thereby.

“Restricted Payment” means, for any Person, (a) any dividend, stock split or other distribution, direct or indirect (including by way of spin off, reclassification, corporate rearrangement, scheme of arrangement or similar transaction), on account of, or otherwise to the holder or holders of, any shares of any class of Capital Stock of such Person now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person by such Person or any Affiliate thereof now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any Stock Equivalents now or hereafter outstanding; provided, that, for the avoidance of doubt, (i) any cashless exercise of an employee stock option in which options are cancelled to the extent needed such that the “in-the-money” value of the options (i.e. the excess of market price over exercise price) that are cancelled is utilized to pay the exercise price, and applicable taxes, shall not constitute a “Restricted Payment” and (ii) a distribution of rights (including rights to receive assets) or options shall constitute a “Restricted Payment”.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar Regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar Regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, conveyance, transfer, assignment or other disposition to, or any exchange of property (other than cash and cash equivalents) with, any Person of, or any other transaction permitting any Person to acquire, in one transaction or a series of transactions, any right, title or interest in, all or any part of a business or any property of any kind (other than cash and cash equivalents) including a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable and including acquiring or Selling any Derivative intended to transfer, or having the effect of transferring, any risk relating to any such right, title or interest in such business or property, including any risk of Loss relating to holding any such right, title or interest. To “Sell” shall have a correlative meaning.

“Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region that is subject to, the target of, or purported to be subject to, Sanctions Laws.

“Sanctioned Person” means (a) any Person that is listed in the annex to, or otherwise subject to the provisions of, Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism, effective September 24, 2001; (b) any Person that is named in any Sanctions Laws-related list maintained by OFAC, including the “Specially Designated National and Blocked Person” list; (c) any Person or individual located, organized or resident or determined to be resident in a Sanctioned Jurisdiction that is, or whose government is, the target of comprehensive Sanctions Laws; (d) any organization or Person directly or indirectly owned or controlled by any such Person or Persons described in the foregoing clauses (a) through (c); and (e) any Person that commits, threatens or conspires to commit or supports “terrorism”,” as defined in applicable United States Regulations.

“Sanctions Laws” means all applicable Regulations concerning or relating to economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by OFAC, including the following (together with their implementing Regulations, in each case, as amended from time to time): the International Security and Development Cooperation Act (ISDCA) (22 U.S.C. §23499aa-9 et seq.); the Patriot Act; and the Trading with the Enemy Act (TWEA) (50 U.S.C. §5 et seq.).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning specified in Section 3.1(f).

“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit sharing Contractual Obligation or arrangement, loans, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, any other item commonly known as “security,” any other item treated as “security” under the Securities Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940 or any other Regulation of the United States, any State, province or any political subdivision of either of them and any certificate of interest, share or participation in temporary or interim certificates for the purchase or acquisition of, or any option, warrant, right to subscribe to, purchase or acquire, or any Derivative valued by reference to, any item otherwise qualifying as Security hereunder.

“Securities Act” has the meaning specified in the recitals.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Standard Enforceability Exceptions” means (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by Regulations relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable Regulations.

“Stock Equivalents” means all Securities and Indebtedness convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options, scrip rights, calls or commitments of any character whatsoever, and all other rights or options or other arrangements (including through a conversion or exchange of any other property) to purchase, subscribe for or acquire, any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Stockholder Approval” shall mean the approval of the holders of a majority of the outstanding shares of Company’s voting Common Stock to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Transaction Securities issued and potentially issuable to the Purchaser thereunder, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity).

“Subsidiary” means, with respect to any Person, (a) if such Person is the Company, any subsidiary of the Company as set forth in, or otherwise required to be set forth in, SEC Reports, whether before, on or after the date hereof, and (b) in any case, any other Person (other than natural persons) the management of which is, directly or indirectly, controlled by, or of which an aggregate of fifty percent (50%) or more of the outstanding Voting Stock is, at the time, owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

“Suspension Event” means any of the following:

(i) except for requests made in connection with investigations by the SEC disclosed in the SEC Reports, receipt of any request for additional information by the SEC or any other governmental authority during the period of effectiveness of the Registration Statement or any request for amendments to Registration Statement or Prospectus Supplements;

(ii) the occurrence of a Discontinuation Event;

(iii) the occurrence of any event that makes or threatens to make any statement made in the Registration Statement or any related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any changes to the Registration Statement or any such Prospectus or any such document so that, (A) in the case of the Registration Statement (or any such document incorporated by reference therein), it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in the case of any Prospectus (or any document incorporated by reference therein), it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) the occurrence of any other event that requires amending the Registration Statement or issuing a Prospectus Supplement to comply with the Securities Act or any other Regulation;

(v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required under applicable Regulations;

(vi) the Common Stock no longer being registered under Section 12(b) or 12(g) of the Exchange Act;

(vii) the Common Stock no longer being authorized for listing on its Principal Trading Market;

(viii) the occurrence of a Black Out Period; and

(ix) the Company failing to make correctly, completely and in a timely manner any filing required of it as a reporting company under the Exchange Act.

“Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of the Purchaser, taxes imposed on or measured by the net income or overall gross receipts of the Purchaser.

“Termination Date” means July 28, 2028.

“Third Party Exchange Transfer” has the meaning specified in Section 4.6(a).

“Trading Day” means a day on which the Principal Trading Market for the Common Stock is open for trading; provided, that, if the Common Stock does not trade on any Trading Market, “Trading Day” shall mean “Business Day”.

“Trading Market” means, for any Security, any of the following markets or exchanges on which such Security is listed, designated or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets or the OTC Bulletin Board (and any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrant, the Registration Rights Agreement, each Lock-Up Agreement, the Transfer Agent Instruction Letter, the Closing Statement, each Advance Notice and each other agreement, notice and other document executed in connection with the transactions contemplated hereunder.

“Transaction Securities” means the Warrant Shares and the Purchased Securities.

“Transfer Agent” means Continental Stock Transfer & Trust Company and any successor transfer agent for the Company’s Common Stock.

“Transfer Agent Instruction Letter” means a letter from the Company to the Transfer Agent, duly acknowledged and agreed by the Transfer Agent, which instructs the Transfer Agent to issue the Purchased Securities pursuant to the Transaction Documents, in the form attached hereto as Exhibit D with such changes satisfactory to the Purchaser.

“Valuation Period” shall mean the period of ten (10) consecutive Trading Days immediately following the applicable date of Advance Notice, or such lesser period as determined by the Purchaser in its sole discretion; provided, however that any Trading Day on which the Common Stock is less than the Floor Price shall not constitute a Trading Day for calculating the Valuation Period.

“Voting Stock” means Capital Stock of any Person (i) having ordinary power to vote in the election of any member of the board of directors or any manager, trustee or other controlling Persons of such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) of this definition.

“VWAP” means, for or as of any date for any Security, the following:

(i) the Dollar volume-weighted average price for such Security on the Principal Trading Market for such Security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average); or,

(ii) if Bloomberg does not report such a price, the Dollar volume-weighted average price of such Security in the over-the-counter market on the electronic bulletin board for such Security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg; or

(iii) if no Dollar volume-weighted average price is reported for such Security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest Closing Ask Price of any of the market makers for such Security on such date as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or

(iv) if the VWAP cannot be calculated for such Security on such date on any of the foregoing bases, the VWAP of such Security on such date shall be the fair market value as mutually determined by the Company and the Purchaser.

All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“Warrant” shall mean that certain common stock purchase warrant for the purchase of 900,000 shares of the Company’s Common Stock which was issued to the Purchaser on July 20, 2025.

“Warrant Shares” shall mean all of the shares of the Company’s Common Stock underlying the Warrant.

ARTICLE II PURCHASES AND SALES

2.1 Closings

(a) Effective Date. This Agreement shall be effective on the date on which the conditions set forth in Section 2.3 shall have been satisfied or duly waived (the “Effective Date”). Upon satisfaction of the terms and conditions set forth in Section 2.3, the execution and delivery of this Agreement and the other documents to be delivered on the Effective Date shall occur remotely by electronic exchange of documentation using DocuSign or a similar service or, if the parties mutually agree, physically at any location chosen by the parties.

(b) Closings. On a Trading Day that (A) is after the Effective Date and on or before the Termination Date, (B) occurs as promptly as practicable after the date on which the conditions set forth in Section 2.3(b) shall have been satisfied or duly waived and (C) is a Trading Day proposed by the Company and reasonably acceptable to the Purchaser, upon the terms and subject to the conditions set forth herein (including satisfaction of all the conditions set forth in Section 2.3(b)), the Company may, but shall have no obligation to, deliver to the Purchaser an Advance Notice to request to sell Common Stock (the “Purchased Securities”) to the Purchaser for a Purchase Price that is equal to the Closing Price on the Closing Date and an aggregate Purchase Price for all such Closings not to exceed the Maximum Aggregate Purchase Price; provided, that,

(i) without the consent of the Purchaser, the Purchase Price paid at any Closing shall not exceed the Maximum Closing Purchase Price;

(ii) without the consent of the Purchaser, after giving effect to such Closing (and including all Purchased Securities requested to be purchased under such Advance Notice and any other outstanding Advance Notice), the aggregate number of Transaction Securities acquired hereunder shall not exceed the amount of such Transaction Securities registered under the Registration Statement in effect as of the Closing Date for such Closing; and

(iii) after giving effect to such Closing (and including all Purchased Securities requested to be purchased under such Advance Notice and any other outstanding Advance Notice), the aggregate number of Purchased Securities purchased at all Closings and all other Transaction Securities shall not exceed the Exchange Cap, calculated as of the Effective Date, unless, to the extent permitted by the Regulations of such Principal Trading Market, (A) the Company’s stockholders have approved such issuance in accordance with the Regulations of such Principal Trading Market, (B) and to the extent that the Average Purchase Price equal or exceeds the Minimum Price or (C) the Company has obtained, for the benefit of, delivered to, and in form and substance satisfactory to, the Purchaser, a written opinion of outside counsel that such issuance and sale is otherwise permitted by the Regulations of such Principal Trading Market;

provided, further, that if such Closing Price is less than the Floor Price, the Purchaser shall have the option to reject such Advance Notice by notice to the Company, in which case such Advance Notice shall automatically, and without any further action by the Company, be void and without further force or effect; and

provided, further, that if any Advance Notice requests a Closing that would not comply with any of the foregoing clauses (i) through (iii) above, the number of shares of Common Stock requested in such Advance Notice shall, if possible, automatically, and without any further action by the Company, be reduced to the highest number of such shares that would cause such requested Closing to comply with all such clauses.

(c) Mechanics.

(i) TIMING. No later than the Trading Day of the delivery of the applicable Advance Notice in accordance with Section 2.2(c), the Company shall deliver, or cause to be delivered the Purchased Securities as DWAC shares to the Purchaser (the “Share Delivery Deadline”) and any book-entry, physical or other certificate may be cancelled upon delivery, either directly or by notice to the Transfer Agent. No fractional shares shall be issued and fractional amounts shall be rounded up to the next higher whole number of shares. The Closing shall occur on the Trading Day following the end of the Valuation Period as determined by the Purchaser (each, a “Closing Date”). In addition, on or prior to any such Closing or on the date of the delivery of the applicable Advance Notice, as required pursuant to Section 2.2, each of the Company and the Purchaser shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. In addition to any other rights available to the Purchaser, if the Company fails to cause the Transfer Agent to transmit to the Purchaser the Purchased Securities pursuant to an Advance Notice before the applicable Share Delivery Deadline, the Purchaser may elect to deem such Advance Notice rescinded. Payment of the Purchase Price per share related to any Advance Notice shall be made by the Purchaser by wire transfer of immediately available funds to an account designated by the Company not later than two (2) Trading Days following the end of the applicable Valuation Period as determined by the Purchaser. Except to the extent the Purchaser agrees in its sole discretion, no new Advance Notice may be effectively delivered until all Purchased Securities shall have been delivered and all Closings shall have occurred under all Advance Notices previously delivered. Effective delivery of an Advance Notice hereunder creates an unconditional contract between the Purchaser and the Company to purchase the applicable Purchased Shares at such Closing for the applicable Purchase Price in accordance with the terms hereof. Subject to applicable Regulations, the Purchaser may Sell any right, title or interest in any Purchased Securities in the period after the effective delivery of an Advance Notice therefor and prior to the earlier of (x) the Closing therefor or (y) the receipt of a notice of a Suspension Event for such Advance Notice from the Company. If a Suspension Event occurs after the delivery of such Advance Notice, the Company shall notify the Purchaser and, upon effective delivery of such notice, any Advance Notice for which the Closing has not yet occurred shall be deemed to be cancelled automatically and with no further action except to the extent of Purchased Securities Sold by the Purchaser in reliance upon such notice; provided, that, if the Purchaser Sold any right, title or interest in the Purchased Securities prior to the delivery of such notice of a Suspension Event, in addition to any other remedy, the Purchaser shall be entitled to indemnification for any resulting Loss pursuant to Section 4.14.

(ii) COMPENSATION FOR FAILURE TO TIMELY DELIVER PURCHASED SECURITIES. In addition to any other rights available to the Purchaser, if the Company fails to cause the Transfer Agent to transmit to the Purchaser Purchased Securities pursuant to an Advance Notice before the applicable Share Delivery Deadline, and if after such Share Delivery Deadline the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of such Purchased Securities that the Purchaser anticipated receiving from the Company in respect of such Advance Notice, then the Company shall, within two (2) Trading Days after the Purchaser’s request, which such request shall be made within two (2) Trading Days following the Share Delivery Deadline, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchased Securities shall terminate, (ii) promptly honor its obligation to deliver to the Purchaser such Purchased Securities as DWAC Shares and pay cash to the Purchaser in an amount equal to the excess (if any) of the Cover Price over the total Purchase Price paid by the Purchaser in connection with such Advance Notice, or (iii) be deemed to have accepted notice that such Cover Price shall be credited as the Purchase Price to be paid in respect of one or more subsequent Advance Notices, in the discretion of the Purchaser. The Purchaser shall provide the Company with written notice indicating the amounts payable to the Purchaser in respect of the Cover Price and evidence of the amount of such amounts payable. Nothing herein shall limit the Purchaser’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock in connection with an Advance Notice.

(iii) RETURN OF SURPLUS. If the value of the Purchased Securities delivered to the Purchaser causes the Company to exceed the Maximum Aggregate Purchase Price, then the Purchaser shall return to the Company the surplus amount of Purchased Securities associated with such Put, and the Purchase Price with respect to such Put shall be reduced by any Clearing Costs incurred related to the return of such Purchased Securities.

(iv) RESALES DURING VALUATION PERIOD. The parties acknowledge and agree that during a Valuation Period, the Purchaser may contract for, or otherwise effect, the resale of the subject Purchased Securities to third-parties.

(d) Beneficial Ownership Limitation. The Company shall not issue or sell any Purchased Securities to the Purchaser, and the Purchaser shall not have the right to purchase any Purchased Securities, to the extent that after giving effect to such issuance, the Purchaser (together with the Purchaser’s Affiliates, and any Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates, the “Attribution Parties”) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Purchaser and its Attribution Parties shall exclude the number of shares of Common Stock issuable upon exercise or conversion of the unexercised or unconverted portion of any other Securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Purchaser or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2.1(d) applies, the determination of whether to purchase Purchased Securities (in relation to other Securities owned by the Purchaser together with any Attribution Parties) shall be in the sole discretion of the Purchaser, and the delivery of the corresponding Purchase Price shall be deemed to be the Purchaser’s determination of whether the Purchased Securities may be purchased (in relation to other Securities owned by the Purchaser together with any Attribution Parties) and how many shares of Purchased Securities may be purchased at a Closing, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Purchaser will be deemed to represent to the Company each time it delivers the Purchase Price at a Closing that the issuance of the Purchased Securities corresponding to such Purchase Price has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination; provided, that if the Purchaser determines that the issuance of Purchased Securities corresponding to the Purchase Price requested in an Advance Notice would violate this restriction, the Purchaser may notify the Company and tender a lower Purchase Price corresponding to the issuance of a number of Purchased Securities that would not violate this restriction and the Advance Notice shall, automatically and without any action from the Company, be deemed to be amended to reflect such new Purchase Price and the corresponding amount of Purchased Securities. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.1(d), in determining the number of outstanding shares of Common Stock, the Purchaser may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Purchaser, the Company shall promptly (and in any event within one (1) Trading Day) confirm in writing to the Purchaser the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Securities of the Company, including this Note, by the Purchaser or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance to the applicable Closing. The Purchaser, upon not less than sixty-one (61) days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.1(d); provided, that the Beneficial Ownership Limitation shall in no event exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the applicable Closing and the Beneficial Ownership Limitation provisions of this Section 2.1(d) shall continue to apply. Any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.1(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make modifications, including deletions or additions, necessary or desirable to properly give effect to such limitation.

2.2 Deliveries.

(a) Deliveries to the Purchaser on the Effective Date. On or prior to the Effective Date, the Company shall deliver or cause to be delivered to the Purchaser the following, each dated as of the Effective Date and in form and substance satisfactory to the Purchaser:

(i) this Agreement, duly executed by the Company;

(ii) the Warrant, which shall be payment of a one-time, non-refundable fee, which was previously issued to the Purchaser;

(iii) the Registration Rights Agreement, duly executed by the Company;

(iv) Lock-Up Agreements duly executed by each officer and director of the Company;

(v) legal opinions of counsel to the Company (including local counsel as may be requested by the Purchaser) in form and substance acceptable to the Purchaser;

(vi) a certificate from an officer of the Company with respect to corporate authorization and incumbency, each in form and substance acceptable to the Purchaser, attaching organizational documents, duly-adopted resolutions approving the Transaction Documents and good standing certificates of the Company; and

(vii) such other opinions, statements, agreements and other documents as the Purchaser may require.

(b) Deliveries to the Company on the Effective Date. On or prior to the Effective Date, the Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following, each duly executed by the Purchaser and dated as of the Effective Date:

(i) this Agreement; and

(ii) the Registration Rights Agreement.

(c) Deliveries to the Purchaser at each Closing and on the Effective Date. On or prior to each Closing and the Effective Date, the Company shall deliver or cause to be delivered to the Purchaser, in addition to an Advance Notice for each Closing, the following, each dated as of the Closing Date (or, as the case may be, the Effective Date) and in form and substance satisfactory to the Purchaser:

(i) A Transfer Agent Instruction Letter, duly executed by the Transfer Agent in addition to the Company;

(ii) a certificate from the Company, in form and substance acceptable to the Purchaser, certifying as to the occurrence of various conditions to the Closing (or, as the case may be, to the Effective Date);

(iii) a closing statement, duly executed by the Company, attaching a flow of funds, each in form and substance acceptable to the Purchaser (the “Closing Statement”); and

(iv) such other opinions, statements, agreements and other documents as the Purchaser may require.

(d) Post-Closing Deliveries to the Purchaser. The Company shall deliver or cause to be delivered to the Purchaser the following items by the following deadlines, each in form and substance satisfactory to the Purchaser:

(i) Within ten (10) Business Days following the end of each calendar month containing any Closing, the Company shall provide to the Purchaser proof of receipt of the Purchase Price for such Closing from each party receiving a payment at such Closing, each in a form reasonably acceptable to the Purchaser;

(ii) Within one (1) Trading Day of any Person becoming a new Transfer Agent hereunder, a new Transfer Agent Instruction Letter issued by such new Transfer Agent; and

(iii) Upon request by the Purchaser, such other opinions, statements, agreements and other documents as the Purchaser may reasonably require to effect the transactions contemplated in the Transaction Documents.

2.3 Conditions to Closings and Effective Date.

(a) Conditions to the Effective Date. The occurrence of the Effective Date is subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Effective Date:

(i) the Purchaser and the Company shall have delivered the items that they are required to deliver prior to the Effective Date pursuant to Section 2.2(b);

(ii) all Closing Conditions shall be satisfied as of the Effective Date;

(iii) the Company shall meet the current public information requirements under Rule 144 in respect to the Warrant Shares; and

(iv) any other conditions to the Effective Date contained herein or in the other Transaction Documents shall have been satisfied.

(b) Conditions to Closings and to the Effective Date. The obligations of the Purchaser pursuant to Section 2.1(b) in connection with each Closing, as well as the occurrence of the Effective Date, are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date for such Closing (or, as the case may be, the Effective Date), both before and after giving effect to such Closing (each a “Closing Condition”):

(i) the items that the Company is required to deliver on or prior to such Closing Date (or, as the case may be, the Effective Date) pursuant to Section 2.2(c) shall have been delivered;

(ii) from and after the date hereof, (A) all Purchased Securities that have been required to be delivered pursuant to any Transaction Documents prior to such Closing Date (or, as the case may be, the Effective Date) shall have been delivered when required (including provisions requiring the removal of any legend on any Purchased Security) and (B) any obligation due and payable to any Purchaser Party on or prior to such Closing Date (or, as the case may be, the Effective Date) shall have been fully satisfied within at most five (5) Business Days of its due date;

(iii) all Transaction Securities acquired by the Purchaser at or prior to such Closing Date (or, as the case may be, the Effective Date) shall be registered pursuant to Section 12(b) or 12(g) of the Exchange Act and approved for listing on the Principal Trading Market and the Company shall have duly submitted an official notice of such issuance to such Principal Trading Market;

(iv) all representations and warranties made by the Company or to the Purchaser in any Transaction Document (including, in the case of a Closing, the Advance Notice therefor) or any other Contractual Obligation with, or any other report, financial statement, document, written statement or certificate made or delivered to, the Purchaser shall be true and correct as of each date when made or deemed made, as well as on such Closing Date (or, as the case may be, the Effective Date), in each case, unless expressly made as of an earlier date herein in which case they shall be accurate as of such date;

(v) from and after the date hereof, the Company shall have complied with all covenants, provisions and agreements contained in any Transaction Document, including, if applicable, Sections 2.4 and 4.10 (and any past failure to comply therewith shall have been cured prior to such Closing Date (or, as the case may be, Effective Date) within the period specified in such covenant, agreement or provision or, if no such period is specified, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Purchaser to the Company and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure);

(vi) from and after the date hereof the Company shall not have publicly or privately announced to the Purchaser the Company’s intention to fail to honor any provision of any Transaction Document;

(vii) there shall not have occurred from and after the date hereof any breach, default or event of default (without regard for any cure period therefor provided therein) under any Indebtedness of any Company Group Member (A) having (individually or in the aggregate for all such Indebtedness) an aggregate maximum principal amount or commitment greater than One Hundred and Fifty Thousand Dollars ($150,000), or (B) any such Indebtedness shall become or be declared due and payable prior to the date on which it would otherwise become due and payable;

(viii) there shall not have occurred from and after the date hereof any breach, default or event of default (without regard to any grace or cure period provided in the applicable agreement, document or instrument or any subsequent waiver or other modification thereto) under any other Contractual Obligation to which any Company Group Member is obligated that, if determined adversely to any Company Group Member, could reasonably be expected to result in any injunction affecting any Company Group Member or any Loss to the Company Group Members in excess of One Hundred and Fifty Thousand Dollars ($150,000);

(ix) there shall not have occurred from and after the date hereof any monetary judgment, writ or similar final process shall be entered or filed against any Company Group Member, any Subsidiary of any Company Group Member or any of their assets for an injunction or for monetary damages of more than One Hundred and Fifty Thousand Dollars ($150,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

(x) there shall not have occurred from and after the date hereof any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any asset of any Company Group Member or any Subsidiary of any Company Group Member having an aggregate fair value or repair cost (as the case may be) in excess of One Hundred and Fifty Thousand Dollars ($150,000) individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

(xi) none of the following shall have occurred from and after the date hereof: (A) any Company Group Member or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of any Company Group Member shall commence a case or other Proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding up, reorganization, arrangement, adjustment, protection, relief or composition of debts or liquidation or similar Regulation of any jurisdiction relating to the Company or any such Subsidiary or any Proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, liquidator or other similar official for it or for any of its assets, (B) any such case or other Proceeding shall be commenced against any Company Group Member or any such Subsidiary by any other Person and such case or other Proceeding is not dismissed within forty-five (45) days after commencement, (C) any Company Group Member or any such Subsidiary shall be adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or other Proceeding is entered, (D) any Company Group Member or any such Subsidiary shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors, (E) any Company Group Member or any such Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (F) any Company Group Member or any such Subsidiary, by any act or failure to act, shall expressly indicate its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action (including convening a meeting of the board) to authorize or otherwise for the purpose of effecting any of the foregoing;

(xii) no Change of Control shall have occurred from after the date hereof;

(xiii) no Material Adverse Effect shall have occurred from and after the date hereof;

(xiv) the Company shall not, from and after the date hereof, have consummated any Fundamental Transaction, amend its charter documents in any manner that materially and adversely affects any rights of the Purchaser or change the nature of its business from the business conducted by it on the date hereof;

(xv) In the case of a Closing, no date or record date for any stockholder’s meeting or any corporate action falls during the period starting one Trading Day prior to the delivery of the Advance Notice for such Closing and ending one Trading Day following such Closing;

(xvi) From 180 days prior the date hereof, trading in the shares of Common Stock shall not have been suspended by the SEC or the Principal Trading Market for such Common Stock and, at any time prior to such Closing Date (or, as the case may be, the Effective Date), trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on Securities of the Company whose trades are reported by such service or on any Trading Market for such Securities, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, and without regard to any factors unique to the Purchaser, makes it impracticable or inadvisable to purchase the Purchased Securities on such Closing Date (or, as the case may be, the Warrant Shares on such Effective Date);

(xvii) the Company shall have filed all SEC Reports required under all applicable Regulations during the twelve-month period immediately preceding such Closing Date (or, as the case may be, the Effective Date);

(xviii) the Company has duly notified the SEC and its Principal Trading Market as may be required under their respective Regulations of the issuance of all Transaction Securities to be issued on or prior to such Closing Date (or, as the case may be, the Effective Date) pursuant to this Agreement (including filing a Listing of Additional Shares Notification Form with its Principal Trading Market if required);

(xix) the Company shall have obtained all Permits and Consents, and shall have filed with Governmental Authorities all documents, required for the offer and sale of the Transaction Securities issued on or before such Closing Date (or, as the case may be, the Effective Date);

(xx) from and after the date hereof, (A) the Common Stock shall not have become “penny stock” as defined in Regulations for purposes of 3(a)(51) of the Exchange Act, (B) there shall be a Trading Market for the Common Stock and the Common Stock shall be eligible for listing or quotation for trading thereon and shall be eligible to resume listing or quotation for trading thereon within five (5) Trading Days and (C) the transfer of shares of Common Stock through the Depository Trust Company System shall remain available for the “Deposit and Withdrawal at Custodian” (DWAC) service of the Deposit Trust Corporation and shall not be subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (DTC chill); and

(xxi) any other conditions to the obligations of the Purchaser contained herein or in the other Transaction Documents shall have been satisfied.

2.4 Deliveries after the Effective Date. Within ten (10) Business Days following the end of the calendar month containing a Closing, the Company shall provide to the Purchaser proof of receipt of the Purchase Price from each party receiving a payment at Closing, each in a form reasonably acceptable to the Purchaser.

ARTICLE III      REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company Group Members. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof, the Effective Date and each Closing Date:

(a) Subsidiaries. All direct and indirect Subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all Capital Stock and all Stock Equivalents of each of its Subsidiaries free and clear of any Liens, other than as set forth in the SEC Reports on or prior to the date hereof, and all of the issued and outstanding shares of Capital Stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each Company Group Member is a Person having the corporate form listed in the SEC Reports, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization listed in the SEC Reports and is duly qualified or licensed to transact business in its jurisdiction of organization, the jurisdiction of its principal place of business and, except where the failure to do so would not have a Material Adverse Effect, any other jurisdiction where such qualification is necessary to conduct its business or own the property it purports to own – and no Proceeding exists or has be instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Each Company Group Member has the right, power and authority to enter into and discharge all of its obligations under each Transaction Document to which it purports to be a party and has the right, power, authority, Permits and License Agreements to own its property and to carry on its business as presently conducted. No Company Group Member is engaged in the business of extending credit (which shall not include intercompany credit among the Company Group Members) for the purpose of purchasing or carrying margin stock or any cryptocurrency, token or other blockchain asset.

(c) Authorization; Enforcement. The execution, delivery, performance by each Company Group Member of its obligations, and exercise by such Company Group Member of its rights under the Transaction Documents, including, if applicable, the sale of Purchased Securities under this Agreement, (i) have been duly authorized by all necessary corporate actions of such Company Group Member, (ii) except for the Required Filings, do not require any Consents or Permits that have not been obtained prior to the date hereof and each such Permit or Consent is in full force and effect and not subject of any pending or, to the best of any Company Group Member’s knowledge, threatened, attack or revocation, (iii) are not and will not be in conflict with or prohibited or prevented by or create a breach under (A) except for those that do not have a Material Adverse Effect, any Regulation or Permit, (B) any corporate governance document or resolution or (C) except for those that do not have a Material Adverse Effect, any Contractual Obligation or provision thereof binding on such Company Group Member or affecting any property of such Company Group Member and (iv) will not result in the imposition of any Lien on the any assets of the Company and its Subsidiaries. Upon execution and delivery thereof, each Transaction Document to which such Company Group Member purports to be a party shall constitute the legal, valid and binding obligation of such Company Group Member, enforceable against such Company Group Member in accordance with its terms, subject only to the Standard Enforceability Exceptions.

(d) Issuance of the Transaction Securities. Each Transaction Security is duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued in compliance with all applicable Regulations (including any Permit and stockholder approval requirement), fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or by applicable Regulations. Each Purchased Security, when purchased, is registered pursuant to Section 12 of the Exchange Act and conform to the description thereof set forth in the applicable Prospectus. The Company has reserved for issuance of the Transaction Securities from its duly authorized Capital Stock the number of shares of Common Stock required by Section 4.5(a).

(e) Capitalization. The capitalization of the Company is as set forth in the SEC Reports, which also includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any Capital Stock or Stock Equivalent since its most recently filed periodic report under the Exchange Act except (i) as set forth on Schedule 3.1(e) and in the SEC Reports on or prior to the date hereof, (ii) for the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and (iii) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act as set forth in the SEC Reports on or prior to the date hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in, or triggered by, the transactions contemplated by the Transaction Documents (including the issuance of the Transaction Securities in accordance with the terms of the applicable Transaction Documents) as set forth in the SEC Reports on or prior to the date hereof. There are no outstanding Stock Equivalents with respect to any Common Stock, and there are no Contractual Obligations by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents except as set forth in the SEC Reports on or prior to the date hereof. The issuance and sale of the Transaction Securities will not obligate the Company to issue shares of Common Stock or any other securities to any Person (other than to the Purchaser) and will not result in a right of any holder of securities issued by any Company Group Member to adjust the exercise, conversion, exchange or reset price under any Stock Equivalent, except as set forth in the SEC Reports on or prior to the date hereof. All of the outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all securities Regulations, and no such outstanding share was issued in violation of any preemptive right or similar or other right to subscribe for or purchase securities or any other existing Contractual Obligation. No further approval or authorization of any stockholder or the Board of Directors, and no other Permit or Consent, is required for the issuance and sale of the Transaction Securities. Except as set forth in the SEC Reports on or prior the date hereof, there are no stockholders’ agreements, voting agreements or other similar Contractual Obligations with respect to the Company’s Capital Stock or Stock Equivalents to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders or other equity investors.

(f) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(f), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, taking into account any extension duly obtained under applicable Regulations (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, any registration statement, prospectus and any other document filed with the SEC being collectively referred to herein as the “SEC Reports”). The Company has delivered or made available to the Purchaser through the SEC’s website (www.sec.gov), true and complete copies of all SEC Reports. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, include all financial data required to be included or incorporated by reference, as well as all material liabilities and obligations, whether direct or contingent, whether on or off-balance sheet. None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company and other financial or statistical data included in the SEC Reports comply in all material respects with applicable accounting requirements and the Regulations of the SEC with respect thereto as in effect at the time of filing and are consistent with the books and records of the Company. Except as disclosed in footnotes to such financial statements, such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to customary and immaterial year-end audit adjustments. The other financial and statistical data with respect to the Company Group Members and their Subsidiaries contained in the SEC Reports are accurately and fairly presented in all material respects.

(g) Material Adverse Effects; Undisclosed Events, Liabilities or Developments. Except as set forth on Schedule 3.1(g), since the date of the latest audited financial statements disclosed in the SEC Reports on or prior to the date hereof, there has been no event that has had, or could reasonably be expected to result in, a Material Adverse Effect (ii) no Company Group Member has incurred any Indebtedness or other liability (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required by GAAP to be reflected in the Company’s financial statements and not required to be disclosed in filings made with the SEC, (iii) no Company Group Member has altered its fiscal year or accounting methods; (iv) no Company Group Member has declared or made any Restricted Payment or entered in any Contractual Obligation to do so, (v) no Company Group Member has issued any Security to any officer, director or other Affiliate, and (vi) there has been no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to any Company Group Member, their Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by any Company Group Member under applicable securities Regulations at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(h) Litigation. There is no Proceeding (and, to the knowledge of the Company Group Members, no such Proceeding has been threatened) against any Company Group Member of any Subsidiary of any Company Group Member or any current or former officer or director of any Company Group Member or any Subsidiary of any Company Group Member in its capacity as such which (i) adversely affects or challenges the legality, validity or enforceability of any Transaction Document or Transaction Security, (ii) involves the SEC or otherwise involves violations of securities Regulations or (iii) could, assuming an unfavorable result, have or reasonably be expected to result in a Material Adverse Effect, and none of the Company Group Members, their Subsidiaries, or any director or officer of any of them, is or has been the subject of any Proceeding involving a claim of violation of or liability under securities Regulations or a claim of breach of fiduciary duty. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i) Labor Relations. There is (i) no unfair labor practice at any Company Group Member, (ii) no unfair labor practice complaint pending (or, to the knowledge of any Company Group Member, threatened) against any Company Group Member or any Subsidiary of any Company Group Member before the National Labor Relations Board (or other comparable non-US Governmental Authority), (iii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending (or, to the knowledge of any Company Group Member, threatened) against any Company Group Member or any Subsidiary of any Company Group Member before the National Labor Relations Board (or other comparable non-US Governmental Authority), (iv) no strike, work stoppage or other labor dispute in existence (or, to the knowledge of any Company Group Member, threatened) involving any Company Group Member or any Subsidiary of any Company Group Member, (v) no union representation question existing with respect to the employees of any Company Group Member or any Subsidiary of any Company Group Member, as the case may be, (vi) no union organization activity that is taking place at any Company Group Member or any Subsidiary of any Company Group Member, except, in each case with respect to any matter specified in clauses (i) through (vi) above, for such matters that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of any Company Group Member’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with such Company Group Member or such Subsidiary, and none of the Company Group Members nor any of their Subsidiaries is a party to a collective bargaining agreement. To the knowledge of the Company, the continued service to the Company Group Members and their Subsidiaries of the executive officers of the Company Group Members and their Subsidiaries is not, and is not expected to be, in violation of any material term of any Contractual Obligation in favor of any third party and does not subject any Company Group Member or any Subsidiary of any Company Group Member to any Loss with respect to any of the foregoing matters.

(j) Compliance. No Company Group Member and no Subsidiary thereof, except as could not have or reasonably be expected to result in a Material Adverse Effect: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has any Company Group Member or any Subsidiary thereof received notice of a claim that it is in default under or that it is in violation of, any Contractual Obligation (whether or not such default or violation has been waived); (ii) is or has been in violation of any Regulation (including any judgment, decree or order of any Governmental Authority), and to the knowledge of each Company Group Member, no Person has made or threatened to make any claim that such a violation exists (including relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment or labor matters) or (iii) has incurred, or could reasonably be expected to incur Losses relating to compliance with Regulations (including clean-up costs under environmental Regulations), nor have any such Losses been threatened.

(k) Permits. Each Company Group Member and its Subsidiaries possess all Permits, each issued by the appropriate Governmental Authority, that are necessary to conduct their respective businesses as described in the SEC Report and which failure to possess could reasonably be expected to result in a Material Adverse Effect and no Company Group Member nor any Subsidiary thereof has received any notice of Proceedings relating to the revocation or modification of any such Permit.

(l) Title to Assets. Each Company Group Member and their Subsidiaries have good and marketable title in fee simple to all real property owned by them and good title in fee simple to all personal property owned or purported to be owned by any of them that is material to the business of any Company Group Member or any Subsidiary of any Company Group Member, in each case free and clear of all Liens except as set forth in the SEC Reports on the date hereof and except for (i) Liens that do not materially affect the value of any such property and do not materially interfere with the use made and proposed to be made of such property by the Company Group Members and their Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by any Company Group Member or any Subsidiary of the Company Group Members (and any personal property if such lease is material to the business of any Company Group Member or any Subsidiary of any Company Group Member) are held by them under valid, subsisting and enforceable leases with which the Company Group Members and their Subsidiaries party thereto are in compliance. The Company Group Members and each of their Subsidiaries are insured by nationally reputable insurers against such losses and risks and in such amounts as management of the Company Group Members believe to be prudent and customary in the businesses in which the Company Group Members and their Subsidiaries are engaged. The Company Group Members have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business and, in each case, at a cost that would not have a Material Adverse Effect.

(m) Intellectual Property. Each Company Group Member and each Subsidiary of the Company Group Members have, or have rights to use, all Intellectual Property Rights they purport to have or have rights to use, which, in the aggregate for all such Company Group Member and such Subsidiary, constitute all Intellectual Property Rights necessary or required for use in connection with the businesses of the Company Group Members and their Subsidiary as presently conducted. No Company Group Member and no Subsidiary of any Company Group Member has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, prior to the Termination Date, and, to the knowledge of each Company Group Member and its Subsidiaries, no event has occurred that permits, or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. No Company Group Member and no Subsidiary of any Company Group Member has received, since the date of the latest audited financial statements listed in the SEC Reports as of the date hereof, a written notice of a claim, nor has such a claim been threatened or could reasonably be expected to be made, and no Company Group Member and no Subsidiary of any Company Group Member otherwise has any knowledge that any slogan or other advertising device, product, process, method, substance or other Intellectual Property Right or goods or services bearing or using any Intellectual Property Right presently contemplated to be sold by or employed by Intellectual Property Right of any Company Group Member or any Subsidiary of any Company Group Member violate or infringe upon the rights of any Person, except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Company Group Member and its Subsidiaries, all such Intellectual Property Rights are enforceable (subject only to the Standard Enforceability Exceptions) and there is no existing infringement by another Person of any of the Intellectual Property Rights. Each Company Group Member and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All material Contractual Obligations or other arrangements that any Company Group Member or any Subsidiary of any Company Group Member pursuant to which such Company Group Member or such Subsidiary has a license or other right to use any Intellectual Property Right owned by another Person and related rights that are necessary for, or otherwise used in, the business of the Company Group Members and their Subsidiaries on the date hereof are in full force and effect, and each such Company Group Member or such Subsidiary is in compliance with the terms thereof in all material respects and no owner, licensor or other party thereto has sent any notice of termination or its intention to terminate such license or rights.

(n) Transactions with Related Parties. Except as set forth on Schedule 3.1(n) and in the SEC Reports on the date hereof, no Company Group Member and no Subsidiary of any Company Group Member is a party to any Contractual Obligation or other transaction with any Related Party that is not a Company Group Member or Subsidiary of a Company Group Member, including (a)  investments by any Company Group Member or any Subsidiary thereof in such other Related Party, whether in Capital Stock, Stock Equivalents, other Securities, Indebtedness owing by such Related Party or otherwise, or Indebtedness owing to any such other Related Party and (b) transfers, sales, leases, assignments or other acquisitions or dispositions of any asset, in each case except for (x) transactions in the ordinary course of business on a basis no less favorable to the Company Group Members and their Subsidiaries as would be obtained in a comparable arm’s length transaction with a Person not a Related Party and (y) salaries and other director or employee or other staff compensation, including expense reimbursements and employee benefits, of the Company Group Members and their Subsidiaries.

(o) Sarbanes-Oxley; Internal Accounting Controls. The Company and its Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all related Regulations. The Company Group Members and their Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed in the reports the Company is required to file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s Regulations. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and its Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(p) Certain Fees. There is no Person (other than a Company Covered Person) that has been or will be paid (directly or indirectly) remuneration (including brokerage, finder’s fee, commissions or similar fees) for solicitation of the Purchaser in connection with the sale of any Transaction Securities. The Purchaser does not have and shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(p) that may be due in connection with the transactions contemplated by the Transaction Documents.

(q) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Transaction Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Transaction Securities under the Transaction Documents does not contravene the Regulations of any Trading Market of any Securities of any Company Group Member.

(r) Registration Rights. Except as set forth on Schedule 3.1(r), no Person (other than as part of the Transaction Documents) has any right to cause any Company Group Member or any Subsidiary of any Company Group Member to effect the registration under the Securities Act of any Securities of any Company Group Member or any Subsidiary of any Company Group Member.

(s) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, denying or terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating denying or terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth on Schedule 3.1(s), the Company is, and has no reason to believe that it will not be in, compliance with all such listing and maintenance requirements. The Company has notified the SEC and its Principal Trading Market, to the extent required by their Regulations, of the issuance of all Transaction Securities to be issued on or before the date this representation is made (including filing with its Principal Trading Market a Listing of Additional Shares Notification Form covering all such Transaction Securities). The issuance of a number of the Transaction Securities not to exceed the Exchange Cap would not exceed the maximum number of shares of Common Stock that may be issued without obtaining Stockholder Approval under the Regulations of the Principal Trading Market for the Common Stock.

(t) Application of Takeover Protections. The Company and the Board of Directors (or equivalent body) have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Purchaser or the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including as a result of the Company’s issuance of the Transaction Securities and the ownership of the Transaction Securities by the Purchaser or any Affiliate of the Purchaser.

(u) MNPI. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Group Member confirms that none of the Company Group Members, their Affiliates, or agents or counsel or any other Person acting on behalf of the foregoing has provided the Purchaser, any Purchaser Party or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. Each Company Group Member acknowledges and agrees that the Purchaser does not makes and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(v) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no Company Group Member, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of the Principal Trading Market or any other Trading Market on which any of the Securities of the Company Group Members are listed or designated.

(w) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Transaction Securities by any form of general solicitation or general advertising. The Company has offered the Transaction Securities for sale only to the Purchaser.

(x) Foreign Corrupt Practices. No Company Group Member and no Related Party of any Company Group Member, has done any of the following, directly or indirectly (including through agents, contractors, trustees, representatives and advisors): (i) made contributions or payments of, or reimbursement for, gifts, entertainment or other expenses, in each case that could reasonably be viewed as unlawful under U.S. or other Regulations related to foreign or domestic political activity or (ii) made payments to U.S. or other officials, judges, employees or other staff members of any Governmental Authority or other Persons viewed as government officials under any Regulation or to any foreign or domestic political parties, elected or union officials or campaigns in order to obtain, retain or direct business or obtain any improper advantage, and no part of the proceeds of the sale of Purchased Securities hereunder will be used, directly or indirectly, to fund any such payment; (iii) failed to disclose fully any contribution or other payment made by any Company Group Member or any Subsidiary of any Company Group Member (or made by any Person acting on the behalf of any of the foregoing) which could reasonably be viewed as in violation of U.S. or other Regulations; or (iv) any other activity in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other Regulation sanctioning or purporting to sanction bribery, corruption and other improper payments.

(y) Accountants. The Company’s accounting firm is Marcum LLP. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(z) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by any Company Group Member to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(aa) No Fiduciary or Advisory Relationship. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby and has no business relationship with any Company Group Member or any Subsidiary thereof other than as an investor in Securities of the Company. The Company further acknowledges that the Purchaser is not acting as a financial, legal, tax, investment or other advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser, any Purchaser Party or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s acquisition of the Purchased Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(bb) Regulation M Compliance. The Company has not, and to its knowledge no Company Group Member or Subsidiary of any Company Group Member has, and no one acting on any of their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Transaction Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Transaction Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Transaction Securities.

(cc) Stock Option Plans. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(dd) Sanctions. No Company Group Member and no Related Party of any Company Group Member, directly or indirectly (including through agents, contractors, trustees, representatives or advisors) (a) is in violation of any Sanctions Law or engages in, or conspire or attempts to engage in, any transaction evading or avoiding any prohibition in any Sanction Law, (b) is a Sanctioned Person or derive revenues from investments in, or transactions with Sanctioned Persons, (c) has any assets located in Sanctioned Jurisdictions or (d) deals in, or otherwise engages in any transactions relating to, any property or interest in property blocked pursuant to any Regulation administered or enforced by the U.S. Office of Foreign Assets Control (“OFAC”). The Company will not use, directly or indirectly, any part of the proceeds of the sale of Purchased Securities hereunder to fund, and none of the Company or the Company Group Members, either directly or indirectly (including through agents, contractors, trustees, representatives or advisors), are engaged in any operations involving, the financing of any investments or activities in, or any payments to, a Sanctioned Person.

(ee) Use of Proceeds. The proceeds of the sale of the Purchased Securities shall be used to 100% for the purchase of Bitcoin (which can be used for repayment of Indebtedness); provided, however, that the Company’s cash balance on any Closing Date exceeds $5,000,000. If the Company’s cash balance is less than $5,000,000, proceeds to the Company shall be allocated first to bring the cash balance to $5,000,000 and the remaining proceeds to purchase Bitcoin. No Company Group Member shall, nor shall any Subsidiary of any Company Group Member, use the proceeds of the sale of the Purchased Securities hereunder (A) for the compensation of executive officer and management, (B) to make distributions, or repay Indebtedness owing to, any holder of any Security of the Company or (C) in any manner that might cause the purchase of the Purchased Securities or the application of such proceeds to violate any Regulation.

(ff) Promotional Stock Activities. No Company Group Member, no Subsidiary of any Company Group Member and none of their officers, directors, managers, affiliates or agents have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the SEC alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping”; or (iv) promotion without proper disclosure of compensation.

(gg) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company Group Members (i) have made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) have set aside on their respective books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes of any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company Group Members know of no basis for any such claim.

(hh) AML/CTF Regulations. The operations of the Company Group Members and their Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 and other applicable money laundering and counter-terrorism financing Regulations (collectively, the “AML/CTF Regulations”), and no Proceeding by or before any Governmental Authority involving any Company Group Member or any Subsidiary of any Company Group Member with respect to any AML/CTF Regulation is pending or, to the knowledge of any Company Group Member or any such Subsidiary, threatened.

(ii) Disqualification Events. No Company Group Member, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of any Company Group Member, no beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as such term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (as each such term is used and understood in Rule 506(d) of Regulation D under the Securities Act, each a “Company Covered Person”) is (i) subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D under the Securities Act except for the events listed in Rule 506(d)(2) or (d)(3) of Regulation D under the Securities Act or (ii) is subject to any event that would result in a disciplinary disclosure under Item 11 of Form ADV if such Person was a “supervised person” (as defined for purposes of such Form ADV) of an investment adviser (a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event.

(jj) Subsidiary Rights. Each Company Group Member and each of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable Regulation) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by any Company Group Member or any Subsidiary of any Company Group Member.

(kk) [Reserved]

(ll) No Last-Minute Issuances. From and after the date of execution of that certain Term Sheet, dated July 20, 2025 between the Purchaser and the Company, no Company Group Member has engaged in any transaction which would constitute a violation of this Agreement or require the consent of, or grant a right of first refusal to, any Purchaser Party if done after the Effective Date.

(mm) Full Disclosure. All of the disclosures furnished on behalf of, and all of the representations and warranties made by, any Company Group Member in any Transaction Document and all statements contained in the SEC Reports or any certificate or other document furnished or to be furnished to the Purchaser or any Purchaser Party or their attorneys or advisors pursuant to any Transaction Document are true and correct and none contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The Company Group Members have responded to all questions in the due diligence questionnaire (and any amendment or additional questions or questionnaires) provided by the Purchaser prior to the date hereof completely and truthfully and have provided in response all of the information available to them that would reasonably be qualified as responsive thereto, except where such Company Group Members have indicated to the Purchaser that specific information could not be provided and why. The press releases disseminated by the Company Group Members during the twelve months preceding the date of this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date and the Effective Date to the Company as follows (unless as of a specific date therein in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is either an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject only to the Standard Enforceability Exceptions.

(b) Own Account. The Purchaser understands that the Purchased Securities and Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Purchaser is acquiring the Transaction Securities acquired as of the date of this representation is made as principal for its own account, in the ordinary course of business, and not with a view to or for distributing or reselling such Transaction Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any such Transaction Security in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of any such Transaction Securities in violation of the Securities Act or any applicable state securities law; provided, that nothing in this clause (b) shall be construed to limit the Purchaser’s ability to sell such Transaction Securities or to require the Purchaser to hold any such Transaction Securities for any minimum or other specific term and the Purchaser reserves the right to dispose of any of such Transaction Securities at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws.

(c) Purchaser Status. At the time the Purchaser was offered or otherwise purchased or acquired the Purchased Securities and the Warrant Shares, it was, and as of the date hereof it is, and on each date on which it acquires Purchased Securities it is and will be, a sophisticated investor accustomed to transactions like the purchase of the Purchased Securities hereunder and an “accredited investor” as defined under the Securities Act and the Regulations thereunder.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not acquiring any Purchased Security or Warrant Shares as a result of any advertisement, article, notice or other communication regarding Purchased Securities or Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the Securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle (whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets), the representation set forth above in this clause (f) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to acquire the Purchased Securities covered by this Agreement.

The Company acknowledges and agrees that the representations and warranties of the Purchaser set forth in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the representations and warranties of any Company Group Member contained in this Agreement or in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV      OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Transaction Securities may only be disposed of in compliance with applicable securities Regulations. In connection with any transfer of Transaction Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at the Company’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Transaction Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

(b) The Purchaser agrees to the imprinting, for as long as is required by this Section 4.1, of a legend on all of the Purchased Securities in the following form:

[THIS SECURITY HAS NOT] [NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY [CONVERTIBLE][EXCHANGEABLE] HAVE] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES REGULATIONS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE OR PLEDGED AS SECURITY IN THE ABSENCE OF SUCH REGISTRATION WITHOUT RELIANCE ON AN EXEMPTION UNDER THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES REGULATIONS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] [EXERCISE] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN FROM AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of its Transaction Securities to a financial institution that is a sophisticated investor and an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Transaction Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Transaction Securities may reasonably request in connection with a pledge or transfer of the Transaction Securities.

(c) No certificate evidencing any Transaction Security shall contain any legend (including the legend set forth in Section 4.1(b)) in the following cases: (i) while a registration statement covering the resale of such Transaction Security is effective under the Securities Act; (ii) following any sale of such Transaction Security pursuant to Rule 144; (iii) if such Transaction Security is eligible for sale under Rule 144; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall upon request of the Purchaser and at the Company’s sole expense cause its counsel (or at the Purchaser’s option, exercised in its sole discretion, counsel selected by the Purchaser) to issue a legal opinion to the Transfer Agent promptly after any of the events described in (i)-(iv) in the preceding sentence to effect the removal of any legend (including that described in Section 4.1(b)), with a copy to the Purchaser, its broker and the Purchaser. If any Transaction Security is issued at a time when there is an effective registration statement to cover the resale of such Transaction Security, or at a time when it may be sold under Rule 144 or at a time when such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Transaction Security shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than two (2) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing a Transaction Security issued with a restrictive legend (such second (2nd) Trading Day being referred to as the “Legend Removal Date” of such Transaction Securities of the Purchaser), instruct the Transfer Agent to deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for the Transaction Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(d) In addition to, and not in substitution for, the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after (i) the Legend Removal Date for such Transaction Securities of the Purchaser until such certificate is delivered without a legend or (ii) any Closing Date or any other date on which the Company is required to deliver Purchased Securities to the Purchaser, with or without a legend, until such Purchased Securities are delivered. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Transaction Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief.

4.2 No Claims Under Stockholder’s Rights Plan. No claim will be made or enforced by any Company Group Member or, with the consent of any Company Group Member, by any other Person, that any Purchaser Party is an “acquiring person” (or similar or equivalent term) under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser Party could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Transaction Securities under the Transaction Documents or under any other agreement between the Company and any Purchaser Party.

4.3 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Transaction Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including its obligation to issue the Transaction Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.4 Integration. The Company shall not engage in any Sale, offer for Sale or engage in any solicitation of offers to buy, any Security (or otherwise negotiate in respect of any of the foregoing) that would be integrated with (i) the offer or sale of the Transaction Securities in a manner that would require the registration under the Securities Act of the sale of the Transaction Securities or (ii) the offer or sale of the Transaction Securities for purposes of the Regulations of any Trading Market of any Securities of any Company Group Member in a manner that would require shareholder approval prior to the closing thereof, unless such shareholder approval is obtained before such closing.

4.5 Reservation and Listing.

(a) The Company shall reserve for issuance of the Purchased Securities from its duly authorized Capital Stock a number of shares of Common Stock at least equal to such amount as may then be required to fulfill its obligations in full under the Transaction Documents (for the avoidance of doubt, the Company shall be considered obligated to issue Purchased Securities at a proposed Closing for the purpose of this Section 4.5(a) as soon as an Advance Notice for such proposed Closing shall be effectively delivered hereunder). Upon the effective delivery of an Advance Notice hereunder, or a reverse stock split or increase in the authorized Common Stock of the Company, the Company will immediately instruct the Transfer Agent to reserve at least the new amount applicable after giving effect to such Advance Notice, stock split or increase.

(b) The Company shall, if applicable: (i) in the time and manner required by the Principal Trading Market for the Common Stock, prepare and file with such Principal Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the amount required on the date of such application to be reserved by Section 4.5(a); (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Principal Trading Market as soon as possible thereafter; (iii) provide to the Purchaser evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to such amount required by Section 4.5(a) on such date on such Principal Trading Market or any other Trading Market for such Common Stock.

4.6 Exchanges Transactions.

(a) No Exchange Transactions. Prior to the Termination Date, no Company Group Member, no Related Party of any Company Group Member will, directly or indirectly (including through agents, contractors, trustees, representatives or advisors): (a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any Person relating to any exchange (i) of any Security of any Company Group Member for any other Security of any Company Group Member, except to the extent consummated pursuant to the terms of Stock Equivalents of the Company as in effect as of the date hereof and disclosed in the SEC Reports on or before the date hereof or (ii) of any Indebtedness for any Security of, or claim against, any Company Group Member (any such transaction described in clauses (i) or (ii), an “Exchange Transaction”); (b) enter into, effect, alter, amend, announce or recommend to its stockholders any Exchange Transaction with any Person; or (c) participate in any discussions, conversations, negotiations or other communications with any Person regarding any Exchange Transaction, or furnish to any Person any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage, any effort or attempt by any Person to seek an Exchange Transaction involving any Company Group Member. Prior to the Termination Date, no Company Group Member and no Related Party of any Company Group Member, will, either directly or indirectly (including through agents, contractors, trustees, representatives or advisors), cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person to effect any acquisition of securities or indebtedness of, or claim against, the Company by such Person from an existing holder of such securities, indebtedness or claim in connection with a proposed exchange of such securities or indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act or otherwise) (a “Third Party Exchange Transfer”). The Company Group Members and each of their Related Parties shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons with respect to any of the foregoing. For all purposes of this Agreement, violations of the restrictions set forth in this Section 4.6 by any Company Group Member, or any Subsidiary or Affiliate of any Company Group Member, or any officer, employee, director, agent or other representative of any Company Group Member or any Subsidiary or Affiliates of any Company Group Member shall be deemed a direct breach of this Section 4.6 by the Company.

(b) No At the Market Offerings or Equity-Lines of Credit. Prior to the Termination Date, except with the consent of the Purchaser and except for facilities led by the Purchaser, no Company Group Member and no Subsidiary of any Company Group Member shall (i) effect, or enter into any Contractual Obligation to effect, any “at-the-market” offering for any Capital Stock or (ii) enter into any Equity Line of Credit or draw on any existing Equity Line of Credit.

(c) The Purchaser shall be entitled to obtain injunctive relief against any Company Group Member to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.7 Reserved.

4.8 Public Disclosures and Notices.

(a) The Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6)-month anniversary of the date hereof and ending at such time that all of the Transaction Securities have been sold or may be sold by the Purchaser without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell its Transaction Securities, an amount in cash equal to percent (2.0%) of the Maximum Aggregate Purchase Price on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer pursuant to Rule 144 any Transaction Securities. The payments to which the Purchaser shall be entitled pursuant to this Section 4.8(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments when required by the preceding sentence, such Public Information Failure Payments shall bear interest at the rate of two percent (2.0%) per month (accruing and due daily and prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief and recovery of loss profits.

(c) The Company shall immediately notify the Purchaser in writing of each of the following, each event that, with the passage of time, would become any of the following and each event that reasonably could cause any of the following to occur:

(i) Any Suspension Event;

(ii) any Disqualification Event relating to any Company Covered Person;

(iii) any Change of Control;

(iv) any Material Adverse Effect; and

(v) any other event that would result in a Closing Condition not being satisfied if any Closing occurred after such event; and

(vi) any other failure to comply with any Transaction Document.

(d) The Company shall provide to each Purchaser Party any documents or other information requested by such Purchaser Party to determine compliance with any provision of any Transaction Document or otherwise to obtain additional information after receipt of any of the notices described in clause (c) above.

4.9 Securities Laws Disclosures.

(a) Disclosure of Transaction Documents. The Company shall issue a press release by 9 a.m. on the Trading Day next following the date hereof publicly announcing the execution of the Transaction Documents and shall file with the SEC a current report on Form 8-K or 1-U, as applicable, that includes the Transaction Documents as exhibits thereto within the time required by the Exchange Act. The Company represents and warrants to, and agree with, each Purchaser Party that, from and after such disclosure, it shall have publicly disclosed all material, non-public information delivered to any Purchaser Party or their Related Parties (or their respective agents, contractors, trustees, representatives and advisors) by any Company Group Member (including through agents, contractors, trustees, representatives and advisors) in connection with the transactions contemplated by the Transaction Documents. Thereafter, to the extent any new Transaction Document (including any notice provided thereunder) could be argued to include any material non-public information, the Company shall within two (2) Trading Days disclose such Transaction Document on Form 8-K or 1-U, as applicable. From and after such disclosure, the Company represents and warrants to each Purchaser Party that it shall have publicly disclosed (and shall ensure that as part of such disclosure and thereafter it shall publicly disclose within two (2) Trading Days) all material, non-public information delivered to any Purchaser Party or any of their Related Parties (or their respective agents, contractors, trustees, representatives and advisors) by any Company Group Member or any of their Affiliates or any of their respective Related Parties (or their respective agents, contractors, trustees, representatives and advisors), in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon such disclosure, any and all confidentiality or similar obligations under any Contractual Obligation, whether written or oral, between any Company Group Member, any of their Affiliates or any of their respective Related Parties (or their respective agents, contractors, trustees, representatives and advisors), on the one hand, and any Purchaser Party or any of their Related Parties (or their respective agents, contractors, trustees, representatives and advisors), on the other hand, shall immediately terminate and, from and after such disclosure, no such obligations shall be valid, even if entered into after the date of this Agreement (unless such obligation specifically mentions and refers to this clause (a) as inapplicable in a writing signed by such Purchaser Party), including “click through” agreements and confidentiality clauses incorporated in larger agreements. The Purchaser shall have no obligation of confidentiality to any Company Group Member with respect to the Transaction Documents, including Advance Notices.

(b) Financing Statements and Other Periodic Filings. The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, shall not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act and shall meet the current public information requirements of Rule 144(c) under the Securities Act.

(c) Private Transaction. This is a private transaction negotiated with, and tailored to, the Purchaser and no Securities were offered or sold to the Purchaser by means of any form of general solicitation or general advertising. This transaction does not rely on Regulation D under the Securities Act (and, therefore, the Company does not intend or need to file a Form D).

(d) Press Releases. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and no Company Group Member nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Irrespective of the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or any Trading Market or any other Governmental Authority, without the prior written consent of the Purchaser, except as required by Regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (d).

4.10 Custodians; Freely Tradeable and Trading Markets Listing.

(a) DWAC. The Company shall ensure that its shares of Common Stock are and remain eligible for the “Deposit and Withdrawal at Custodian” (DWAC) service of the Deposit Trust Corporation and not subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (DTC chill).

(b) Freely Tradeable. Subject to the terms and conditions of the Registration Rights Agreement, the Company shall ensure that all Transaction Securities are freely tradeable. For the purposes of this Section 4.10(b), such shares shall be deemed “freely tradeable” if such shares are eligible for resale pursuant to (i) Rule 144 (provided the Company is compliant with its current public information requirements) promulgated by the SEC pursuant to the Securities Act or such shares are the subject of a then effective registration statement or (ii) an effective “shelf” or resale registration statement under the Securities Act, in customary form, is effective under the Securities Act, registering the resale of such Transaction Securities by such security holder and names such holder as a selling security holder thereunder, and such registration statement is reasonably acceptable such holder.

(c) Trading Markets. The shares of Common Stock are trading, and the Company believes in good faith that they shall continue to trade uninterrupted, on the Principal Trading Market and all other Trading Markets for such Common Stock. All of the shares of Common Stock issued or issuable pursuant to the Transaction Documents (including the Warrant Shares and the Purchased Securities) are listed or quoted for trading, and the Company shall use its best efforts to ensure that such shares continue to be listed or quoted for trading interrupted, on the Principal Trading Market and each such other Trading Market.

4.11 Trading Activities of the Purchaser. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that (i) the Purchaser may Sell Purchased Securities as described in Section 2.1(c)(i), (ii) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling Transaction Securities of the Company or from entering into Short Sales or Derivatives based on securities issued by the Company or to hold the Transaction Securities for any specified term, (iii) past or future open market or other transactions by the Purchaser, specifically including Short Sales or Derivatives, before or after any Closing, as well as the closing of any future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iv) the Purchaser, and counter-parties in Derivatives to which the Purchaser is a party, directly or indirectly, may presently have a “short” position in the shares of Common Stock and (v) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any Derivative. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Transaction Securities are outstanding, including, during the periods that the value of the Purchased Securities deliverable with respect to Transaction Documents are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities and Derivatives do not constitute a breach of any of the Transaction Documents.

4.12 Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Group Member covenants and agrees that neither it, nor any of its Affiliates, nor any other Person acting on its behalf, will provide the Purchaser, any Purchaser Party or their respective agents or counsel with any information that any Company Group Member believes constitutes material non-public information, unless prior thereto such information is disclosed to the public, or the Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. There has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control that has not been consummated. The Purchaser has not been provided by any Company Group Member or any Related Party of any Company Group Member any information, that constitutes, or may constitute, material non-public information with respect to any Company Group Member. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations, warranties and covenants in effecting transactions in securities of the Company.

4.13 Credit Reports and Inquiries.

(a) Credit Reports. Each Company Group Member authorizes the Purchaser Parties, their agents and representatives and any credit reporting agency engaged by any Purchaser Party, to (i) investigate any references given or any other statements or data obtained from or about the Company Group Members for the purpose of the Transaction Documents, (ii) obtain consumer business credit reports on the Company Group Members, (iii) contact personal and business references provided by any Company Group Members, at any time now or for so long as any amounts remains unpaid under the Transaction Documents, and (iv) share information regarding the Company Group Members’ performance under this Agreement with affiliates and unaffiliated third parties.

(b) Credit Inquiries. Each Company Group Member hereby authorizes the Purchaser (but the Purchaser shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Company Group Member.

4.14 Indemnification of Each Purchaser Party. Each Company Group Member shall, jointly and severally, indemnify against, and hold harmless from, the Purchaser, its Related Parties, each Person who controls any of them (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their agents, contractors, trustees, representatives and advisors (each, a “Purchaser Party”) any and all Losses that any Purchaser Party may suffer or incur as a result of or relating to any of the following: (a) the execution, existence, administration, performance or enforcement by any Purchaser Party of any of the Transaction Documents or consummation of any transaction described therein, including any real or alleged untrue statement of a material fact, or real or alleged omission of any material fact, in any SEC Report, including the Registration Statement, or any prospectus (including any Prospectus) or any amendment or supplement thereto, (b) the Sale or collection of, or any other damage, Loss, failure to return or other realization upon any asset of the Company or its Subsidiaries, (c) any representation or warranty of any Company Group Member or any of their Related Parties being untrue when made or the failure of any Company Group Member or any of their Related Parties (whether directly or through their agents, contractors, trustees, representatives and advisors) to observe, perform or discharge any of the covenants or duties under any of the Transaction Documents, or (d) any Proceeding, whether or not any Purchaser Party is a party thereto (including Proceedings instituted by any Governmental Authority or any holder of any equity interest in, or other direct or indirect investor in, the Company who is not an Affiliate of such Purchaser Party) with respect to any of the Transaction Documents or the transactions contemplated therein. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of the recipient of any payment made under any Transaction Document, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be imposed on any Company Group Member or Purchaser Party, whether or not lawfully payable, on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, or the creation or repayment of any of obligations hereunder, by reason of any applicable Regulations now or hereafter in effect, each Company Group Member shall, jointly and severally, pay (or shall promptly reimburse such Purchaser Party for the payment of) all such Taxes, including any interest, penalties, expenses and other Losses with respect thereto, and will indemnify and hold the Purchaser Parties harmless from and against all Losses arising therefrom or in connection therewith. The foregoing indemnities shall not apply to Losses (x) incurred by any Purchaser Party as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction or (y) directly and solely caused by the Company Group Members including in SEC Reports, or any prospectus or amendment or supplement thereto, information about such Purchaser Party provided by such Purchaser Party and approved by such Purchaser Party for inclusion in such filing. Notwithstanding anything to the contrary in any Transaction Document, the obligations of the Company Group Members with respect to each indemnity given by them in this Agreement or any of the other Transaction Documents in favor of the Purchaser Parties shall survive the termination of this Agreement. The indemnification required by this Section 4.14 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against any Company Group Member or others and any liabilities any Company Group Member may be subject to pursuant to any Regulation.

4.15 Transactions with Related Parties. Prior to the Termination Date, except with the consent of the Purchaser, no Company Group Member and no Subsidiary of any Company Group Member shall do any of the following:

i. except pursuant to any existing Contractual Obligation disclosed in the SEC Reports, issue any Capital Stock or Stock Equivalents to any Related Party that is not a Company Group Member or a Subsidiary of any Company Group Member except for Securities issuances pursuant to equity-incentive and similar plans, as well as other transactions in the ordinary course of business on a basis no less favorable to the Company Group Members and their Subsidiaries as would be obtained in a comparable arm’s length transaction with a Person not a Related Party, in each case that are expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); and

ii. except pursuant to any existing Contractual Obligation disclosed in the SEC Reports,, enter into any other transaction with, or make any other payment to, any Related Party of the Company that is not a Company Group Member or Subsidiary of any Company Group Member, including (A)  investments by any Company Group Member or any Subsidiary thereof in such other Related Party, whether in Capital Stock, Stock Equivalents, other Securities, Indebtedness owing by such Related Party or otherwise, or Indebtedness owing to any such other Related Party and (B) transfers, sales, leases, assignments or other acquisitions or dispositions of any asset, except for (x) transactions in the ordinary course of business on a basis no less favorable to the Company Group Members and their Subsidiaries as would be obtained in a comparable arm’s length transaction with a Person not a Related Party and that are expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval) and (y) salaries and other director or employee or other staff or agent compensation, including expense reimbursements and employee benefits, of the Company Group Members and their Subsidiaries that, in the case of officers, directors and employees, staff and agents that are also Related Parties even if their employee, staff or agent relationship is not taken into account, does not include any increase from the compensation in effect on, and disclosed to the Purchaser on the date hereof.

4.16 Stockholder Approval. To the extent legally required or required by the Principal Trading Market, the Company shall hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) on or before the 30th calendar day following the date such requirement arises for the purpose of obtaining the Stockholder Approval; provided, however, such thirty (30) calendar days shall be increased to sixty (60) calendar days in the event the Company receives comments to its proxy statement from the SEC, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Stockholder Approval until the date the Stockholder Approval is obtained. Prior to any such stockholder meeting, the Company shall timely file a proxy statement pursuant to Section 14(a) of the 1934 Act in compliance in all material respects with the provisions of the Company’s Bylaws and all applicable law. Notwithstanding the foregoing, the Company may at its election obtain Stockholder Approval by means of a written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If the Company elects to obtain Stockholder Approval by means of such a written consent, it file with the SEC and mail an information statement such that the corporate action becomes effective on or before the 30th calendar following the date such requirement arises for the purpose of obtaining the Stockholder Approval or the 45th calendar day in the event that the Company receives comments on the information statement.

ARTICLE V      MISCELLANEOUS

5.1 Termination and Survival. This Agreement shall terminate on the Termination Date or, if earlier, the (a) the date on which the Purchaser shall have, in the aggregate, a Purchase Price equal to the Maximum Aggregate Purchase Price, (b) the date either party hereto effectively delivers notice to the other party of such termination, which notice may be given regardless of whether any Advance Notice has been issued and the Closing thereunder has not yet occurred (in which case such Advance Notice shall be deemed to be null and void). Termination of this Agreement will not affect the right of any party to sue for any breach by any other party (or parties) prior to such termination (including any failure by the Company to pay the Purchase Price or any fee, cost, expense or indemnity for which it is liable hereunder). The representations and warranties, covenants and other provisions hereof shall survive each Closing and the delivery of the Purchased Securities. Notwithstanding any termination of any Transaction Document, the reimbursement and indemnities to which the Purchaser Parties are entitled under the provisions of any Transaction Document, as well as Sections 4.14 and ARTICLE V, shall continue in full force and effect and shall protect the Purchaser Parties against events arising after such termination as well as before.

5.2 Fees and Expenses. Whether or not the transactions contemplated hereby shall be consummated or any Purchased Securities shall be purchased, the Company agrees to pay promptly to each Purchaser Party, or reimburse each Purchaser Party for, the following:

(a) all the actual and reasonable costs, fees and expenses of negotiation, preparation, execution and closing of any Transaction Document and the transfer of any Transaction Security and the consummation of the other transactions contemplated thereby, in each case on or about the Effective Date, including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith; provided, that such reimbursement obligation shall not exceed $30,000 in the aggregate;

(b) all the actual and reasonable costs, fees and expenses of negotiation, preparation, execution and closing of any Transaction Document and the transfer of any Purchased Security and the consummation of the other transactions contemplated hereby, in each case after the Effective Date (including on or about each Closing Date), including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith;

(c) all the costs, fees and expenses of preparation, printing and distribution of the Registration Statement or any related Prospectus, of any other registration statement or prospectus, of any amendment or supplement thereto or of the Transfer Agent (including any fees required for same-day processing of any Advance Notice and any other Transaction Document delivered after the Effective Date by any Purchaser Party) and all other costs and expenses (including stamp taxes and other taxes and duties levied) incurred in connection with the delivery to the Purchaser of any Transaction Securities;

(d) all the actual and reasonable costs, fees and expenses of administration of the Transaction Documents, including the issuance, delivery and transfer of the Transaction Securities to the Purchaser and the removal of any legend thereon, and preparation, execution and closing of any consents, amendments, waivers or other modifications thereto, including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith and in connection with any other documents or matters requested by such Company Group Member (including through agents, contractors, trustees, representatives and advisors) or otherwise prepared or delivered in connection with any Transaction Document;

(e) all the actual and reasonable costs, fees, expenses and disbursements of any auditors, accountants, consultants or appraisers used in connection with the Transaction Documents;

(f) all costs, fees and expenses (including the fees, expenses and disbursements of any appraisers, consultants, legal counsel, including allocated costs of internal counsel, advisors and agents employed or retained by such Purchaser Party) and costs of settlement, incurred by any Purchaser Party in enforcing any obligation owed hereunder or under the other Transaction Documents. or in collecting any payments due from any Company Group Member hereunder or under the other Transaction Documents or in any other Proceeding hereunder or under any Transaction Document (including the costs, fees and expenses of any investment bank hired pursuant to the dispute resolution provision set forth in Section 5.6) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including in the nature of a “work out” or pursuant to any insolvency or bankruptcy Proceedings.

The foregoing shall be in addition to, and shall not be construed to limit, any other provisions of the Transaction Documents regarding indemnification and costs and expenses to be paid by the Company Group Members. Expenses shall be paid within 30 days after delivery of a demand therefor by the Purchaser. Any amount owing to any Purchaser Party under any Transaction Document that is not paid when due shall bear interest at 24% per annum, calculated on the basis of a 360-day year consisting of twelve thirty (30)-day periods, for the actual number of days occurring, in whole or in part, in the applicable period.

5.3 Modifications and Signatures.

(a) Entire Agreement. This Agreement and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, and understandings, whether written or oral, of the parties hereto, which the parties acknowledge have been merged into such documents.

(b) Amendments. No amendment, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective without the written consent of the Company and the Purchaser. No waiver or consent shall be effective against any party unless given in writing by such party and then any such waiver shall then be effective only in the specific instance and for the specific purpose for which it was given.

(c) Beneficiaries; Successors and Assigns. Except as otherwise expressly provided in any other Transaction Document with respect to such Transaction Document, this Agreement and the other Transaction Documents shall bind and inure solely to the benefit of the Company Group Members, the Purchaser, the other Purchaser Parties, and their respective successors and, if permitted, assigns; provided, that no Company Group Member may assign any part of this Agreement or any other Transaction Document, or any right, obligation, benefit, title or interest hereunder or thereunder, without the Purchaser’s prior written consent and any assignment done without such consent shall be void ab initio. Unless otherwise expressly provided in any Transaction Document, the Purchaser may Sell, or Sell, issue, negotiate or grant participations in, all or any part of any right, obligation, benefit, title or interest under, including any remedy under, any Transaction Security or Transaction Document with the consent of the Purchaser and without the consent of any Company Group Member; provided, that any transferee of the Purchased Securities shall agree in a writing for the benefit of the Company to be bound, with respect to such transferred Purchased Securities, by the provisions of the Transaction Documents that apply to “Purchaser” (and any attempt to effect such transfer without securing such agreement shall be null and void but any such agreement shall be effective to make such transferee a party to this Agreement as the Purchaser and to be bound by, and benefit from, the provisions of this Agreement applying to the Purchaser) and, upon execution of such written agreement, if such assignment shall be for the entirety of the existing Purchaser’s rights, titles and benefits hereunder, the existing Purchaser shall, immediately and without further action, be released of all of its obligations under the Transaction Documents (and the Company shall, upon request by such existing Purchaser, provide evidence of such release, provided that failure to provide such evidence shall not affect such release); provided, further, that, upon receipt of such an agreement, the Company shall agree to execute and deliver to the existing Purchaser and the new Purchasers new Transaction Documents (including this Agreement), each of which shall be identical to the existing Transaction Documents except that they shall, mutatis mutandis, reflect the identity of the new Purchasers after giving effect to such assignment (which may include the existing Purchaser) and their respective allocations of the Maximum Aggregate Purchase Price (as well as ratable allocations of the Maximum Closing Purchase Price and Maximum Issuance), as well as, if requested by the existing Purchaser or any new Purchaser, appropriate conforming changes to other provisions of any Transaction Documents.

(d) No Implied Waivers or Notice Rights. No notice to or demand on any Company Group Member, whether or not in any Proceeding, pursuant to any Transaction Document shall entitle any Company Group Member to any other or further notice (except as specifically required hereunder or under any other Transaction Document) or demand in similar or other circumstances. The failure by any Purchaser Party at any time or times to require strict performance by any Company Group Member of any provision of this Agreement or any of the other Transaction Documents or the granting of any waiver or indulgence shall not waive, affect or otherwise diminish any right of any Purchaser Party thereafter to demand strict compliance and performance with such provision, shall not affect, or operate a waiver under, any other provision of any Transaction Document (except as specifically mentioned) and shall not constitute a course of dealing by such Purchaser Party at variance with the terms of this Agreement or any other Transaction Document (and therefore, among other things, shall not be construed to require any notice by such Purchaser Party of its intent to require strict adherence to the terms of such Transaction Document in the future). No waiver of any Closing Condition or any default under or breach of any provision, condition or requirement of this Agreement or any other Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. None of the foregoing actions shall in any way affect the ability of each Purchaser Party, in its discretion, to exercise any rights available to it under this Agreement, the other Transaction Documents or under applicable Regulations, except as specifically agreed in any written waiver or other modification made in accordance with accordance with this Section 5.3.

(e) Counterparts. This Agreement and each Transaction Document may be executed in counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and both of which, when taken together, shall constitute but one and the same Agreement. In proving this Agreement in any Proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of an executed signature page of this Agreement and each other Transaction Document by email or other electronic transmission shall be as effective as delivery of a manually executed counterpart by hand.

(f) Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or in any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including emailed electronic signatures. The Company expressly agrees that this Agreement and all other Transaction Documents are “transferable records” as defined in applicable Regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable Regulations.

5.4 Notices.

(a) All notices, requests, demands, and other communications to either party hereto given under this Agreement or any other Transaction Document shall be in writing (including email) and shall be given to such party at the physical address or send to the email address set forth in the signature pages hereof or at such other physical address or email address as such party may hereafter specify for the purpose of notice to the Purchaser and the Company in accordance with the provisions of this Section 5.4.

(b) Each such notice, request or other communication shall be effective (i) if given by mail, three (3) Business Days after such communication is deposited in the U.S. Mail with first class postage pre-paid, addressed to the noticed party at the address specified herein, (ii) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (iii) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (iv) if given by email, when delivered (receipt by the sender of a receipt using the “return receipt” function or receipt of a reply email being presumptive evidence of receipt thereof); provided, that if such email is not sent prior to the last trading hour of the Principal Trading Market of the Transaction Securities on a Trading Day, such email shall be deemed to have been sent at the opening of trading on the next Trading Day for such Principal Trading Market. Any notice that must be given “promptly” or “immediately”, as well as all Advance Notices, shall be given by email. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

5.5 Set-Off. In addition to any rights now or hereafter granted under applicable Regulations and not by way of limitation of any such rights, each Purchaser Party is hereby authorized by the Company Group Members at any time or from time to time, without notice or demand to any Company Group Member or to any other Person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by such Company Group Member to or for the credit or the account of any Company Group Member or any of their Related Parties against and on account of any amounts due by any Company Group Member or any of their Related Parties to any Purchaser Party under any Transaction Documents (including from the purchase price to be disbursed hereunder for the purchase of the Purchased Securities), irrespective of whether or not (a) such Purchaser Party shall have made any demand hereunder or (b) such obligations and liabilities, or any of them, are contingent or unmatured. If, as a result of such set off, appropriate or application, such Purchaser Party receives more than it is owed under any Transaction Document, it shall hold such amounts in trust for the other Purchaser Parties and transfer such amounts to the other Purchaser Parties ratably according to the amounts they are owed on the date of receipt.

5.6 Dispute Resolution.

(a) In the case of a dispute relating to, or, when an agreement between the Company and the Purchaser is required hereunder, an inability to agree on a Closing Bid Price, a Closing Sale Price, a VWAP or a fair market value (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Purchaser (as the case may be) shall submit the dispute to the other party via facsimile or electronic transmission (i) if by the Company, within two (2) Trading Days after the occurrence of the circumstances giving rise to such dispute or (ii) if by the Purchaser at any time after the Purchaser learned of the circumstances giving rise to such dispute. If the Purchaser and the Company are unable to promptly resolve such dispute, at any time after the second (2nd) Trading Day following such initial notice, then the Purchaser may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(b) The Purchaser and the Company shall each deliver to such investment bank (i) a copy of the initial dispute submission so delivered in accordance with clause (a) and (ii) written documentation (together with such copy of such submission, the “Required Dispute Documentation”) supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Trading Day immediately following the date on which the Purchaser selected such investment bank (the “Dispute Submission Deadline”). If either party fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then such party shall no longer be entitled to (and hereby waives its right to) deliver or submit any document or other supporting evidence to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline. Unless otherwise agreed to in writing by both the Company and the Purchaser or otherwise requested by such investment bank, neither the Company nor the Purchaser shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute other than the Required Dispute Documentation.

(c) The Company and the Purchaser shall ensure that such investment bank determines the resolution of such dispute and notify the Company and the Purchaser of such resolution no later than ten (10) Trading Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

5.7 Governing Law; Courts.

(a) Except as otherwise expressly provided in any other Transaction Document and for matters governed by Section 5.6, this Agreement, the other Transaction Documents and all claims, disputes, Proceedings, and matters related hereto or thereto or arising hereunder or thereunder or arising from or relating to the relationship among any of the parties hereto or thereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware).

(b) Any such Proceeding shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, DE; provided, that any Purchaser Party may bring Proceedings in other jurisdictions to enforce any Transaction Document. Each Company Group Member (i) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts, (ii) irrevocably and unconditionally waives any objection, including any objection to the laying of venue, whether based on the grounds of forum non conveniens or on the fact that such jurisdiction is improper or otherwise, or any other objection that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any Proceeding in that jurisdiction, (iii) irrevocably and unconditionally consents to the service of process of any court referred to above in any Proceeding by the mailing of copies of the process to the parties hereto as provided in Section 5.4 and (iv) irrevocably and unconditionally agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process. Notwithstanding the foregoing, nothing contained in any Transaction Document shall affect the right of any Purchaser Party to serve process in any other manner permitted by applicable Regulations or commence Proceedings or otherwise proceed against any Company Group Member in any other jurisdiction.

5.8 Severability. Any provision of any Transaction Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Transaction Document or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner adverse to any party. In addition, upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify the relevant Transaction Document so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.9 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser Party exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser Party may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.10 Replacement of Certificates. If any certificate or instrument evidencing any Transaction Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Transaction Securities.

5.11 Remedies.

(a) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents, including for delivery of the Purchased Securities at each Closing. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(b) If any Company Group Member shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Transaction Documents, the Purchaser may, in its discretion at any time, for the account and at the expense of the Company Group Members jointly and severally, pay any amount or do any act required of such Company Group Member hereunder or under any of the other Transaction Documents or otherwise lawfully requested by the Purchaser (including buying-in Transaction Securities in the Principal Trading Market of such Transaction Securities in case of failure by the Company to deliver Transaction Securities). All fees, costs and expenses incurred by the Purchaser in connection with the taking of any such action shall be reimbursed to the Purchaser by the Company Group Members, jointly and severally, on demand, with interest at the highest interest rate that may be applicable under this Agreement to amounts due to the Purchaser from the date such payment is made or such costs or expenses are incurred to the date of payment thereof. Any payment made or other action taken by the Purchaser under this clause (b) shall be without prejudice to any right to assert, and without waiver of, any breach of any Transaction Document and without prejudice to any Purchaser Party’s right to proceed thereafter as provided herein or in any of the other Transaction Documents.

(c) The remedies provided in this Agreement and all other Transaction Documents shall be cumulative and in addition to all other remedies available under any Transaction Document, whether at law or in equity (including a decree of specific performance and/or other injunctive relief).

(d) Nothing in any Transaction Document shall limit the Purchaser Party’s rights to pursue actual and consequential damages for any failure by any Company Group Member to comply with the terms of this Agreement or any other Transaction Document.

(e) Each Company Group Member acknowledges and agrees that any breach of any Transaction Document will cause irreparable harm to each Purchaser Party and the remedy at law for any such breach may be inadequate. Therefore, in the event of any such breach, each such Purchaser Party shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.12 Marshaling; Payment Set Aside. No Purchaser Party shall be under any obligation to marshal any property in favor of any Company Group Member or any other party or against or in payment of any amount due under any Transaction Document. To the extent that any Company Group Member makes a payment or payments to any Purchaser Party pursuant to any Transaction Document or any Purchaser Party enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Company Group Member, a trustee, receiver or any other Person under any Regulation (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied, the obligations repaid, the Transaction Documents and all rights and remedies thereunder shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.13 Usury. To the extent it may lawfully do so, each Company Group Member hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Proceeding that may be brought by any Purchaser Party in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of each Company Group Member under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable Regulations (the “Maximum Rate”) and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that any Company Group Member may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable Regulations. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by any Company Group Member to any Purchaser Party with respect to any obligation due with respect of any Transaction Document, such excess shall be applied to any outstanding obligation under any Transaction Document or be refunded to the Company, the manner of handling such excess to be at the election of the Purchaser.

5.14 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.15 Further Assurances. The Company Group Members agree to take such further actions as the Purchaser shall reasonably request from time to time in connection herewith to evidence, give effect to or carry out this Agreement and the other Transaction Documents and any of the transactions contemplated hereby or thereby.

5.16 Interpretation. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of any Transaction Document. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. Except as otherwise expressly provided in any Transaction Document, if the last or appointed day for a payment, the taking of any action or the expiration of any right required or granted under any Transaction Document shall not be a Business Day, then such payment may be made, such action may be taken or such right may be exercised on the next succeeding Business Day. As used in any Transaction Document, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. When used in any Transaction Document, unless otherwise expressly provided in such Transaction Document, (a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document, (b) recital, article, section, subsection, schedule and exhibit references are references with respect to such Transaction Document unless otherwise specified, (c) any reference to any agreement shall include a reference to all recitals, appendices, exhibits and schedules to such agreement and, unless the prior written consent of any party is required hereunder and is not obtained, shall be a reference to such agreement as waived, amended, restated, supplemented or otherwise modified and (d) any reference to a specific Regulation shall be to such Regulation, as modified from time to time, together with any successor or replacement Regulation, in each case as in effect at the time of determination. Unless the context otherwise requires, when used in any Transaction Document, the following terms have the following meaning: (t) “asset” and “property” have the same meaning and mean, “collectively, all rights and interests in tangible and intangible assets and properties, whether real, personal or mixed and including cash, capital stock, revenues, accounts, leasehold interests, contract rights and other rights under Permits and Contractual Obligations,” (u) “documents” and “documentation” have the same meaning and mean “collectively, all documents, drafts, instruments, agreements, indentures, certificates, forms, opinions, powers of attorney, notices, summons, reports, financial statements and other writings, however evidenced, whether in physical or electronic form,” (v) “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other similar state Regulation based on the Uniform Electronic Transactions Act, (w) “incur” means incur, create, make, issue, assume or otherwise become or remain directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, as primary obligor or guarantor or endorser, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings, (x) “including” means “including, without limitation,” (y) “knowledge” of the any Company Group Member means the best knowledge of any officer or director or employee of such Company Group Member after due inquiry and (z) “ordinary course of business” means in the ordinary course of business, as conducted on the date hereof, consistent with past practices reflected in written disclosures made on or prior to the date hereof in accordance with this Agreement, together with such changes thereto as may be approved by the Purchaser, in its sole discretion. The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement or any other Transaction Document to statutes and regulations shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Transaction Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof. Whenever in any provision of any Transaction Document, the Purchaser is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion,” such provision shall be understood to mean that the Purchaser may take or refrain to take such action in its sole discretion. References to times of the day in any Transaction Document shall refer to Eastern Time. No provision of this Agreement or any of the other Transaction Documents shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. “month” (but not “calendar month”) means each period from a date of determination to the day in the next calendar month numerically-corresponding to such date (provided, that, if such calendar month does not have any such numerically-corresponding day, such numerically-corresponding day shall be deemed to be the last day of such calendar month). The phrase “rounding to the nearest” means, with respect to shares of Purchased Securities, rounding according to the Regulations of the Principal Trading Market or, if not such Regulations exists or if such Regulations shall be ambiguous, perfectly even results shall be rounded down. The reporting entity relied upon for the determination of trading price and trading volume shall be Bloomberg, L.P.

5.17 Waiver of Jury Trial and Certain Other Rights.

(a) The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this Agreement or any Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party, no Purchaser Party and no Affiliate of any of them and no attorney, agent or other representative of any of the foregoing has represented, expressly or otherwise, that any Person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

(b) Each Company Group Member acknowledges and agrees that the foregoing waivers are a material inducement to the Purchaser to enter into and accept this Agreement. Each Company Group Member has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This Section 5.17 shall not restrict a party from exercising pre- or post-judgment remedies under applicable Regulations.

[Signature Pages Follow]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

PROFUSA, INC.			Address for Notices:

By:	/s/ Ben Hwang		Email:
	Name:	Ben Hwang
	Title:	CEO

[Signature Pages for the Purchaser Follows]

ASCENT PARTNERS FUND LLC,
as Purchaser

By:	/s/ Mikhail Gurevich
Name:	Mikhail Gurevich
Title:	Authorized Signatory

Address for Notices:

19505 Biscayne Blvd., Suite 2350
Aventura, FL 33180
legal@ascentpartnersllc.com

SECURITIES PURCHASE AGREEMENT

EXHIBIT A

FORM OF ADVANCE NOTICE

SECURITIES PURCHASE AGREEMENT

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

SECURITIES PURCHASE AGREEMENT

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

SECURITIES PURCHASE AGREEMENT

EXHIBIT D

FORM OF TRANSFER AGENT INSTRUCTION LETTER

SECURITIES PURCHASE AGREEMENT

EXHIBIT D

FORM OF WARRANT

SECURITIES PURCHASE AGREEMENT